             CONFIDENTIAL TREATMENT REDACTED PORTIONS APPLIED FOR

                                                                     Exhibit 2.1


                               BY ETINUUM, INC.
                     (PREVIOUSLY INTEK INFORMATION, INC.)

                           SHARE PURCHASE AGREEMENT

                                     AMONG

                           INTEK INFORMATION, INC.,

                       ACORN INFORMATION SERVICES, INC.,

                                      AND

                         THE SHAREHOLDERS NAMED HEREIN

                         DATED AS OF OCTOBER 30, 1999

            CONFIDENTIAL TREATMENT OF REDACTED PORTIONS APPLIED FOR

                               TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS........................................................................    1

ARTICLE 2 PURCHASE AND SALE OF ACORN STOCK...................................................    5
   2.1    Purchase Price.....................................................................    5
          --------------
   2.2    Contingent Earn-out Consideration..................................................    6
          ---------------------------------
   2.3    Capital For Growth And Economically Justified Capital Expenditures.................   11
          ------------------------------------------------------------------
   2.4    Effect of Employee Departures and Minimum EBITDA Threshold.........................   12
          ----------------------------------------------------------
   2.5    Closing............................................................................   15
          -------
   2.6    Transaction Costs..................................................................   17
          -----------------
   2.7    Transaction Advisor Fees...........................................................   17
          ------------------------

ARTICLE 3  REPRESENTATIONS AND WARRANTIES....................................................   18

   3.1    Authorization Capitalization; Outstanding Shares...................................   18
          ------------------------------------------------
   3.2.   Organization; Good Standing; Power; Etc............................................   18
          ---------------------------------------
   3.3    Agreements Relating to Stock; Options; Warrants; Restrictions on Shares: ETC.......   18
          -----------------------------------------------------------------------
   3.4    Charter and Bylaws; Officers and Directors.........................................   19
          ------------------------------------------
   3.5    No Subsidiaries....................................................................   19
          ---------------
   3.6    Authorizations and Enforceability..................................................   19
          ---------------------------------
   3.7    Effect of Agreement, Etc...........................................................   19
          ------------------------
   3.8    Restrictions; Burdensome Agreements................................................   20
          -----------------------------------
   3.9    Government Consents................................................................   20
          -------------------
   3.10     Compliance; Licenses and Permits.................................................   20
            --------------------------------
   3.11     Financial Statements; Absence of Undisclosed Liabilities.........................   21
            --------------------------------------------------------
   3.12     Tax Matters......................................................................   22
            -----------
   3.13     Title to Properties; Absence of Liens and Encumbrances; Etc......................   22
            -----------------------------------------------------------
   3.14     Facilities; Equipment and Condition..............................................
            -----------------------------------
   3.15     Insurance........................................................................   23
            ---------
   3.16     Contracts........................................................................   23
            ---------
   3.17     Litigation.......................................................................   24
            ----------
   3.18     Intellectual Property and Other Intangible Assets................................   24
            -------------------------------------------------
   3.19     No Interest in Competitors; Etc..................................................   25
            -------------------------------
   3.20     Books and Records................................................................   26
            -----------------
   3.21     Insider Transactions.............................................................   26
            --------------------
   3.22     Employees........................................................................   26
            ---------
   3.23     Union Contracts; Labor Relations; Etc............................................   26
            -------------------------------------
   3.24     Employee Benefit Plans...........................................................   27
            ----------------------
   3.25     Bank Accounts and Safe Deposit Arrangements......................................   27
            -------------------------------------------
   3.26     Powers of Attorney...............................................................   27
            ------------------
   3.27     No Finder........................................................................   27
            ---------
   3.28     No Material Adverse Change.......................................................   27
            --------------------------
   3.29     Investment Representations.......................................................   28
            --------------------------
   3.30     Suppliers and Customers..........................................................   30
            -----------------------
   3.31     Securities Act, Etc..............................................................   30
            -------------------
   3.32     Lawyers and Accountants..........................................................   30
            -----------------------
   3.33     Accounting Controls..............................................................   30
            -------------------
   3.34     Names............................................................................   31
            -----

            CONFIDENTIAL TREATMENT OF REDACTED PORTIONS APPLIED FOR

   3.35   Material Misstatements or Omissions.........................................  31
          -----------------------------------
   3.36   Not A United States Real Property Interest..................................  31
          ------------------------------------------
   3.37   Other.......................................................................  31
          -----
   3.38   Year 2000 Compliance........................................................  31
          --------------------
   3.39   Due Diligence...............................................................  32
          ------------
ARTICLE 4  REPRESENTATIONS AND WARRANTIES OF INTEK....................................  32

   4.1    Organization; Good Standing; Power; Etc.....................................  36
          ---------------------------------------
   4.2    Restrictions; Burdensome Agreements.........................................  37
          -----------------------------------
   4.3    Subsidiaries................................................................  38
          ------------
   4.4    Capitalization; Outstanding Shares..........................................  39
          ----------------------------------
   4.5    Charter and Bylaws; Officers and Directors..................................  34
          ------------------------------------------
   4.6    Authorization...............................................................  34
          -------------
   4.7    Financial Statements........................................................  34
          --------------------
   4.8    No Material Adverse Change..................................................  35
          --------------------------
   4.9    Material Liabilities........................................................  35
          --------------------
   4.10     Material Contracts........................................................  35
            ------------------
   4.11     Compliance with Other Instruments, None Burdensome, Etc...................  35
            -------------------------------------------------------
   4.12     Litigation, Etc...........................................................  35
            ---------------
   4.13     Governmental Consents.....................................................  36
            ---------------------
   4.14     Intek Tax Matters.........................................................  36
            -----------------
   4.15     Offering..................................................................  37
            --------
   4.16     Brokers or Finders........................................................  37
            ------------------
   4.17     Compliance; Licenses and Permits..........................................  37
            --------------------------------
   4.18     Material Misstatements or Omissions.......................................  37
            -----------------------------------
   4.19     Lawyers and Accountants...................................................  38
            -----------------------
   4.20     Effect of Agreement, Etc..................................................  38
            ------------------------
   4.21     Other.....................................................................  38
            -----

ARTICLE V OTHER COVENANTS AND AGREEMENTS..............................................  38

   5.1    Access to Information.......................................................  39
          ---------------------
   5.2    Business Relationships......................................................  39
          ----------------------
   5.3    No Shop.....................................................................  40
          -------
   5.4    Amendments..................................................................  40
          ----------
   5.5    Resignations and Closing Date Board.........................................  40
          -----------------------------------
   5.6    Signature Cards.............................................................  40
          ---------------
   5.7    Additional Financial Statements.............................................  40
          -------------------------------
   5.8    Satisfaction of Conditions..................................................  40
          --------------------------
   5.9      Tax Elections - Post Closing Change.......................................  40
            -----------------------------------
   5.10     This Section intentionally left blank.....................................  40
            -------------------------------------
   5.11     Confidentiality...........................................................  40
            ---------------
   5.12     Covenant Not to Compete...................................................  41
            -----------------------
   5.13     Governmental Filings......................................................  43
            --------------------
   5.14     Good Faith................................................................  43
            ----------
   5.15     Existing Acorn Loans; Bridge Loan.........................................  43
            ---------------------------------
   5.16     Unwind Provision; Changes in Control; Intek IPO...........................  43
            -----------------------------------------------
   5.17     Board Observer; Executive Management Committee............................  44
            ----------------------------------------------
ARTICLE 6  CONDITIONS OF CLOSING......................................................  45
--------------------------------

            CONFIDENTIAL TREATMENT OF REDACTED PORTIONS APPLIED FOR

   6.1    Intek's Conditions of Closing...............................................  45
          -----------------------------
   6.2    Acorn's Conditions of Closing...............................................  46
          -----------------------------

ARTICLE 7 AMENDMENT...................................................................  47

ARTICLE 8  INDEMNIFICATION............................................................  48

   8.1    Shareholders' General Indemnification Covenants.............................  48
          -----------------------------------------------
   8.2    Procedures for Indemnification Pursuant to Section 8.1......................  48
          ------------------------------------------------------
   8.3    Certain Information.........................................................  50
          -------------------
   8.4    Release by Shareholders.....................................................  50
          -----------------------
   8.5    Indemnification by Intek....................................................  50
          ------------------------
   8.6    Exclusive Remedy............................................................  51
          ----------------
   8.7    No Rights of Shareholders Against Acorn.....................................  51
          ---------------------------------------
   8.8    Limits on Indemnification; Escrow...........................................  51
          ---------------------------------

ARTICLE 9  MISCELLANEOUS..............................................................  52
           -------------

   9.1    Notice......................................................................  52
          ------
   9.2    Execution of Additional Documents...........................................  53
          ---------------------------------
   9.3    Binding Effect; Benefits....................................................  54
          ------------------------
   9.4    Entire Agreement............................................................  54
          ----------------
   9.5    Governing Law...............................................................  54
          -------------
   9.6    Arbitration; Consent to Jurisdiction........................................  54
          ------------------------------------
   9.7    Attorneys' Fees and Costs...................................................  55
          -------------------------
   9.8    Survival....................................................................  55
          --------
   9.9    Counterparts................................................................  55
          ------------
   9.10     Headings..................................................................  55
            --------
   9.11     Waivers...................................................................  55
            -------
   9.12     Merger of Documents.......................................................  56
            -------------------
   9.13     Incorporation of Exhibits and Schedules...................................  56
            ---------------------------------------
   9.14     Severability..............................................................  56
            ------------
   9.15     Assignability.............................................................  56
            -------------
   9.16     No Action for Failure to Deliver Opinions, Etc............................  56
            -----------------------------------------------
   9.17     Effectiveness of Agreement................................................  57
            --------------------------
   9.18     Reference to Shareholders Agreement.......................................  57
            -----------------------------------
   9.19     Action by Shareholders....................................................  57
            ----------------------
   9.20     Shareholder Family LLC's..................................................  57
            ------------------------

            CONFIDENTIAL TREATMENT OF REDACTED PORTIONS APPLIED FOR

                                 SCHEDULES TO

                           SHARE PURCHASE AGREEMENT
                                     AMONG
         INTEK INFORMATION, INC., ACORN INFORMATION SERVICES, INC. and
                         THE SHAREHOLDERS NAMED HEREIN

                            ACORN; KEY SHAREHOLDERS

Schedule Number & Description

     2.2.2.A    Shareholder Representative
     2.2.2.B    Shareholder Percentage Purchase Price
     3.1        Capitalization
     3.2        Good Standing States
     3.3        Agreements Relating to Stock
     3.4.A      Articles and Bylaws
     3.4.B      Officers and Directors
     3.5        Subsidiaries
     3.7.       Effects of Agreement
     3.8        Restrictions; Burdensome Agreements
     3.10       Permits, Licenses
     3.11.1     Financial Statements
     3.11.2     Exceptions to Financial Statements
     3.12       Estimate of Accrued Taxes
     3.13       Title to Properties and Assets; Liens and Encumbrances
     3.14       Furniture, Fixtures and Equipment
     3.15       Insurance
     3.16       Leases and Other Material Contracts
     3.17       Litigation
     3.18.1     Trademarks, Tradenames, Patents, Copyrights; Exceptions to Right
                to Use
     3.18.2     Exceptions to Unrestricted Rights to Use Trade Secrets, Know-
                How, Inventions, Designs, Etc.
     3.18.3     Third Party Infringement of Intellectual Property
     3.18.4     Conveyances of Intellectual Property
     3.19       Interests in Competitors
     3.21       Insider Transactions
     3.23       Labor and Employment Disputes
     3.24       Employee Benefit Plans
     3.25       Banking and Investment Information

            CONFIDENTIAL TREATMENT OF REDACTED PORTIONS APPLIED FOR

     3.28      Certain Changes in Business or Operations
     3.29.7    Shareholder Mailing Addresses and States of Residence
     3.30      Material Agreements with Customers or Suppliers
     5.5       Resignations and Closing Date Board

            CONFIDENTIAL TREATMENT OF REDACTED PORTIONS APPLIED FOR

                                     INTEK

Schedule Number & Description

     4.1       Good Standing States
     4.4       Capitalization
     4.5.A     Charter and Bylaws
     4.5.B     Officers and Directors
     4.7       Financial Statements
     4.9       Material Undisclosed Liabilities
     4.10      Material Contracts and Commitments
     4.12      Litigation
     4.14      Tax Exceptions
     4.20      Effect of Agreement
     5.5       Resignations and Closing Date Board

            CONFIDENTIAL TREATMENT OF REDACTED PORTIONS APPLIED FOR

                                  EXHIBITS TO

                            SHARE PURCHASE AGREEMENT
                                     AMONG
           INTEK INFORMATION, INC., ACORN INFORMATION SERVICES, INC.
                       and THE SHAREHOLDERS NAMED HEREIN


Exhibit Number & Description

     2.2.4      Form of Registration Rights Agreement
     2.2.5      Intek Shareholders Agreement
     2.7        Transaction Advisor Fee Payment Agreement
     3.36       FIRPTA Affidavit
     5.3        Standstill Agreement dated June 4, 1999
     6.1.1      Form of Acorn Employment Agreements and Employee
                Stock Restriction Agreement
     6.1.2      Form of Acorn Officer's Certificate
     6.1.6      Form of Acorn Secretary's Certificate
     6.1.7      Form of Opinion of Counsel for Acorn and Key Shareholders
     6.2.2      Form of Intek Officer's Certificate
     6.2.5      Form of Intek Secretary's Certificate
     6.2.6      Form of Opinion of Counsel for Intek
     8.8.3      Form of Escrow Agreement

            CONFIDENTIAL TREATMENT OF REDACTED PORTIONS APPLIED FOR

                           SHARE PURCHASE AGREEMENT
                                     AMONG
                           INTEK INFORMATION, INC.,
                       ACORN INFORMATION SERVICES, INC.
                       AND THE SHAREHOLDERS NAMED HEREIN


     This Share Purchase Agreement is dated as of October 30, 1999, ("Agreement") and is entered into by and among Intek Information, Inc., a Delaware corporation ("Intek"), Acorn Information Services, Inc., a Delaware corporation ("Acorn"), and Venkat Sharma, Shoba Murali, Raja Ramnarayan and Sunil Gupta (referred to herein individually by name and collectively as the "Key Shareholders") and all other shareholders of Acorn common stock listed on the signature page hereof (referred to collectively as the "Non Employee Shareholders" and together with the Key Shareholders as the "Shareholders").

                                   RECITALS

     A. Acorn is generally engaged in the business of providing marketing, consulting, analytic and other related services to clients seeking online marketing and technological solutions.

     B. Intek is generally engaged in the business of providing inbound and outbound telemarketing, teleservicing, e-servicing and other related services.

     C.  The Shareholders own all of the outstanding capital stock of Acorn.

     D. Intek wishes to acquire all of the issued and outstanding shares of capital stock of Acorn from the Shareholders under the terms and conditions provided herein.

     E. Concurrently with the Closing, among other things: (i) the Key Shareholders will enter into employment agreements (which shall include non-compete covenants) with Acorn; and (ii) Intek, the Shareholders and a mutually agreed upon escrow agent will enter into an escrow agreement for the escrow of the Escrow Consideration (as hereinafter defined). Each of those agreements shall become effective only upon the Closing; and each of those documents and the other operative documents and certificates to be executed and delivered in connection herewith is sometimes referred to individually as a "Document" or collectively as the "Documents."

                                   ARTICLE 1

                                  DEFINITIONS
                                  -----------

     The following terms have the meanings set forth below:

            CONFIDENTIAL TREATMENT OF REDACTED PORTIONS APPLIED FOR

     "Acorn" means Acorn Information Services, Inc., a Delaware corporation.
      -----

     "Acorn Shares" means all of the issued and outstanding shares of capital
      ------------
stock of Acorn.

     "Acorn Officers Loans" means those certain loans from various officers of
      --------------------
Acorn to Acorn as described on Schedule 3.21.

     "Annual Measurement Period" has the definition set forth in Section 2.2.
      -------------------------

     "Base Consideration" means the amount payable to the Shareholders by Intek
      ------------------
at Closing in consideration for the Acorn Shares and as provided in Section 2.1 herein.

     "Bridge Loan" means the loan to Acorn by Intek in the principal amount of
      -----------
$200,000 pursuant to a Promissory Note executed by Acorn on June 4, 1999 for regular payroll and priority accounts payable disbursements and secured by certain collateral pursuant to a security agreement and by the personal guarantees of the Key Shareholders.

     "Change in Control" means (i) a sale, transfer or disposition of all or
      -----------------
substantially all of the assets of Intek; (ii) a merger or consolidation in which Intek is not the surviving corporation, other than a reincorporation merger; or (iii) a transaction in which a person and his or her affiliates, who prior to the transaction are the beneficial owners of less than fifty percent (50%) of the outstanding common stock of Intek, hold, as a result of the transaction, two-thirds or more of Intek's outstanding common stock on an as-converted to common basis.

     "Closing" means the closing of the transactions contemplated by this
      -------
Agreement and as set forth in Section 2.5 herein.

     "Closing Date" has the meaning set forth in Section 2.5 herein.
      ------------

     "Code" means the Internal Revenue Code of 1986, as amended.
      ----

     "Confidential Information" has the meaning set forth in Section 5.11
      ------------------------
herein.

     "Contingent Earn-Out Consideration" means the amount payable to the
      ---------------------------------
Shareholders by Intek in consideration for the Acorn Shares that is contingent upon Acorn meeting certain performance targets as provided in Section 2.2 herein.

     "Date of Termination" has the meaning given to it in the Employment
      -------------------
Agreement.

     "Earn-Out Period" has the meaning set forth in Section 2.2.1 herein.
      ---------------

            CONFIDENTIAL TREATMENT OF REDACTED PORTIONS APPLIED FOR

     "EBITDA" means earnings before interest, taxes, depreciation and
      ------
amortization. For purposes of calculating EBITDA hereunder, corporate overhead expenses for finance and administration, human resources, administration and executive functions will be allocated between Intek and Acorn on the basis of the pro rata percentage of the number of Intek (and Intek subsidiary, other than Acorn, employees) and Acorn employees, respectively, after those expenses incurred solely by Intek and Spider (as hereinafter defined) are deducted. Legal, consulting, audit and advisor fees directly incurred by Acorn, or by Intek on behalf of Acorn will be billed to Acorn at actual cost.

     "Employment Agreement" means the employment agreement between Intek and
      --------------------
each of the Key Shareholders in substantially the form attached hereto as
Exhibit 6.1.1, to be executed concurrently herewith.

     "Escrow Consideration" means the consideration defined in Section 8.8.3
      --------------------
herein.

     "Escrow Agreement" means the escrow agreement described in Section 8.8.3
      ----------------
herein and attached as Exhibit 8.8.3 hereto.

     "GAAP" means United States generally accepted accounting principles applied
      ----
in accordance with Intek's then current accounting policies.

     "Intek Shares" means the shares of Intek common stock, $0.0001 par value
      ------------
per share, that may be issued to the Shareholders by Intek pursuant to this Agreement.

     "Intek" means Intek Information, Inc., a Delaware corporation.
      -----

     "IPO" means an initial public offering of the capital stock of Intek under
      ---
the Securities Act of 1933, as amended.

     "Key Shareholders" means Venkat Sharma, Shoba Murali, Raja Ramnarayan and
      ----------------
Sunil Gupta.

     "Material" means a material effect on (i) the business operations,
      --------
condition (financial or otherwise), prospects, assets, liabilities or results of operations of either Acorn or Intek, taken as a whole, (ii) the value, condition or marketability of any material assets of either Acorn or Intek, taken as a whole or (iii) the ability of either Acorn or Intek to perform on a timely basis its obligations under any material contract or to exercise or enforce any of its material rights, powers or remedies under any material contract; provided, that
                                                                 --------
no prospective change in the business, operations, condition (financial or otherwise) or results of operations of Acorn or Intek, on account of general economic conditions or local, regional, national or international industry conditions shall be deemed to constitute a material effect.

            CONFIDENTIAL TREATMENT OF REDACTED PORTIONS APPLIED FOR

     "Minimum EBITDA Targets" means the performance targets that Acorn must
      ----------------------
achieve a percentage of as a condition to Intek's obligation to pay the Contingent Earn-Out Consideration and to Intek's obligation to make certain capital contributions to Acorn pursuant to Section 2.3 herein. The determination of whether the Minimum EBITDA Targets are met for purposes of this Agreement shall be made based on minimum EBITDA reported by Acorn.

     "Net Operating Income" means revenues from continuing operations less
      --------------------
operating expenses reported in accordance with GAAP.

     "Non-Employee Shareholders" means the holders of Acorn common stock who are
      -------------------------
not Key Shareholders.

     "Person" is to be broadly construed and includes, without limitation, any
      ------
entity, body, association, governmental body or agency, natural person or trust.

     "Replacement Employee" means the person or persons who is or are hired
      --------------------
to replace a Key Shareholder whose employment is terminated for any reason with Acorn, and the person or persons who may be hired to replace such replacee.

     "Return" means any report, return, statement, estimate, declaration,
      ------
notice, form or other information required to be supplied to a taxing authority in connection with Taxes (as hereafter defined).

     "Shareholders" means the Non-Employee Shareholders and the Key
      ------------
Shareholders.

     "Spider" means Spider Technologies, Inc., a Delaware corporation and a
      ------
previously wholly owned subsidiary of Intek.

     "Spider Shares" means the common stock of Spider, par value $0.0001 per
      -------------
share.

     "Sustained Profitability" means (a) positive Net Operating Income for any
      -----------------------
consecutive 30 day period after June 1, 1999 and (b) bona fide and well founded projections of positive Net Operating Income for the four (4) months following such period of positive Net Operating Income.

     "Sustained Profitability Consideration" means $650,000 in cash or
      -------------------------------------
immediately available funds less the outstanding principal amount and accrued interest on the Bridge Loan as of the date of achievement of Sustained Profitability (which amount shall be used to pay off the Bridge Loan in full), and less Acorn's cumulative negative Net Operating Income for the period between September 1, 1999 and the date Acorn achieves Sustained Profitability.

            CONFIDENTIAL TREATMENT OF REDACTED PORTIONS APPLIED FOR

     "Taxes" means, any taxes, assessments, duties, fees, levies, imposts,
      -----
deductions, withholdings, including, without limitation, income, gross receipts, ad valorem, value added, excise, real or personal property, asset, sales, use, license, payroll, transaction, capital, net worth and franchise taxes, estimated taxes, withholding, employment, social security, workers compensation, utility, severance, production, unemployment compensation, occupation, premium, windfall profits, transfer and gains taxes, or other governmental charges of any nature whatsoever imposed by any government or taxing authority of any country or political subdivision of any country and any liabilities with respect thereto, including any penalties, additions to tax, fines or interest thereon, and includes any liability of the company arising under any tax sharing agreement to which the company is or has been a party.

     "Terminated Key Shareholder Cash Earn-Out" means the cash portion of the
      ----------------------------------------
Contingent Earn-Out Consideration that a Key Shareholder whose employment with Acorn has been terminated would have been entitled to receive pursuant to
Section 2.2 herein for the Annual Measurement Period in which the Date of Termination occurred had such Key Shareholder continued to be an employee of Acorn.

     "Terminated Key Shareholder Shares" means the number of Intek Shares that a
      ---------------------------------
Key Shareholder whose employment with Acorn has been terminated would have been entitled to receive as Contingent Earn-Out Consideration pursuant to Section 2.2 herein for the Annual Measurement Period in which the Date of Termination occurred had such Key Shareholder continued to be an employee of Acorn.


                                   ARTICLE 2

                       PURCHASE AND SALE OF ACORN STOCK
                       --------------------------------

    2.1   Purchase Price.
          --------------

          Subject to the terms and conditions set forth in this Agreement, on the date of the Closing, the Shareholders will transfer and convey all of the Acorn Shares free and clear of any liens, claims, security interests or encumbrances of any kind to Intek, and Intek will acquire the Acorn Shares from the Shareholders for a purchase price (the "Purchase Price") comprised of:

               2.1.1. a non-contingent cash payment in the aggregate amount of $100,000 (the "Base Consideration") payable in cash or immediately available funds to the Shareholders at the Closing;

               2.1.2. an obligation to pay certain contingent payments (the "Contingent Earn-Out Consideration"), consisting of both cash and the Intek Shares, determined and paid in the amounts and subject to the terms and conditions as set forth in

            CONFIDENTIAL TREATMENT OF REDACTED PORTIONS APPLIED FOR

Section 2.2 below; and

               2.1.3. If Acorn achieves Sustained Profitability on or before November 30, 1999, the Sustained Profitability Consideration payable within thirty (30) days after Intek's determination that Acorn has achieved Sustained Profitability and Intek shall make such payment to the Shareholders Representative (as defined in Section 2.2.2), less any amounts to be paid into escrow pursuant to Section 8.8 herein. If Acorn does not achieve Sustained Profitability by November 30, 1999, Intek shall have no obligation to pay the Shareholders the Sustained Profitability Consideration and Acorn's and the Key Shareholders' obligations under the Bridge Loan will remain in effect and interest on such loan will continue to accrue in accordance with the terms of the Bridge Loan and the Letter of Intent.

     The portion of the Purchase Price for the Acorn Shares payable at the Closing will be paid to each Shareholder based upon the percentages listed on
Schedule 2.2.2B hereto. All subsequent payments of the Purchase Price payable hereunder shall be made pursuant to Section 2.2 below.

    2.2   Contingent Earn-Out Consideration.
          ---------------------------------

          Intek will pay to the Shareholders the Contingent Earn-Out Consideration, if Acorn meets certain percentages of certain Minimum EBITDA Targets as set forth in this Section 2.2 on the first, second and third anniversary dates of the last day of the month in which the Closing Date occurs ("Year 1," "Year 2" and "Year 3," respectively, and each may be referred to as an "Annual Measurement Period"). Upon satisfaction of such targets, the Contingent Earn-Out Consideration will be paid in cash and Intek Shares subject to and as provided in Sections 2.2.4 and 2.2.5.

               2.2.1. Payment of the Contingent Earn-Out Consideration is expressly conditioned upon Acorn meeting the "Percent Minimum EBITDA" Targets in Year 1, Year 2 and Year 3 (collectively, the "Earn-Out Period") set forth in the second following table and will be made in the form of cash and the Intek Shares in the maximum amounts set forth in the following table:

                       Contingent Earn-Out Consideration
                       ---------------------------------

            Minimum
            -------
          EBITDA TARGET       Cash Portion             Stock Portion
          -------------       ------------             -------------
Year 1    [$ _________]     up to $ 600,000     up to 1,000,000 Intek Shares
Year 2    [$ _________]     up to $ 600,000     up to   666,667 Intek Shares

            CONFIDENTIAL TREATMENT OF REDACTED PORTIONS APPLIED FOR

Year 3    [$          ]     up to $   700,000   up to   444,444 Intek Shares
          -------------     -----------------   ----------------------------

Total:    [$          ]     up to $ 1,900,000   up to 2,111,111 Intek Shares
          =============     =================   ============================

     The aggregate amount of the Contingent Earn-Out Consideration payable in respect of any Annual Measurement Period will be determined separately for each year in the Earn-Out Period and will be calculated based on the percentage of the Minimum EBITDA Target Acorn achieves in each such year as follows:

           Percent Minimum             Percent Contingent Earn-Out
           ---------------             ---------------------------
               EBITDA                      Consideration Earned
               ------                      --------------------

                100%                                  100%


                 90%                                   80%

                 80%                                   60%

                 75%                                   50%

     The aggregate amount of the Contingent Earn-Out Consideration payable by Intek pursuant to the foregoing table will be calculated on a linear basis up to 100% of the Minimum EBITDA Target. Proportional adjustments will be made in each year in the Earn-Out Period between the cash and stock portions of the Contingent Earn-Out Consideration (by way of example only, if the 80% Minimum EBITDA Target were achieved in Year 1, the Contingent Earn-Out Consideration would be an aggregate amount equal to $360,000 in cash and 600,000 Intek Shares). No Contingent Earn-Out Consideration will be paid in respect of a particular Annual Measurement Period if EBITDA is less than 75% of the Minimum EBITDA Target in any such Annual Measurement Period, whether or not Intek determines to make a capital contribution to Acorn as provided in Section 2.3 below, notwithstanding Acorn's failure to achieve 75% of the Minimum EBITDA Target. The amount of the Contingent Earn-Out Consideration shall not be affected by whether Acorn achieves Sustained Profitability. The number of Intek Shares payable hereunder shall be adjusted for any stock splits, stock dividends payable in Intek common stock, recapitalizations, stock combinations, or similar transactions of Intek common stock and, at the option of Intek, either appropriate adjustment will be made to the number of shares of Intek Shares to be delivered hereunder in the event of any spin off (other than Intek's spin off of Spider Shares) or appropriate distribution of stock of the company that is spun off will be made to the Shareholders in the event of any such spin off or similar transaction (which shares will be subject to all the terms hereof applicable to Intek Shares, including Intek's stock registration obligations but as to registration rights only to the extent Intek is able to obtain registration rights with respect to such shares).

            CONFIDENTIAL TREATMENT OF REDACTED PORTIONS APPLIED FOR

               2.2.2. Contingent Earn-Out Consideration will be measured separately for each year in the Earn-Out Period so that if the Minimum EBITDA Target is met in one Annual Measurement Period but not in another, the Earn Out Consideration for the Annual Measurement Period in which the Minimum EBITDA Target is met would be payable. The cash portion of the Contingent Earn-Out Consideration, if any, will be paid within thirty (30) days after the closing of Intek's books of account for each Annual Measurement Period and will be paid in an aggregate amount, less any amounts to be paid into Escrow as provided in
Section 8.8.3 herein, to a Shareholders Representative designated in Schedule 2.2.2.A ("Shareholders Representative") for allocation and distribution at the times and in the amounts agreed to by the Shareholders to each of the Shareholders entitled to receive payment thereunder. The Shareholders covenant that the payment of the cash portion of the Earn-Out Consideration by Intek to the Shareholders Representative and the allocation and distribution to the Shareholders by the Shareholders Representative will not adversely affect the tax, accounting or legal effects of the transactions to Intek that Intek would have received had Intek paid such amounts directly to the Shareholders. The Shareholders further agree that upon payment of the cash portion of the Earn-Out Consideration by Intek to the Shareholders Representative, Intek will have fully performed its payment obligations with respect to the Cash Earn Out under this
Section 2.2.2, and that the Shareholders shall hold Intek harmless and agree to pay all costs associated with any Intek defense that may arise from any claim asserted by a Shareholder against Intek in connection with the allocation and distribution of funds to the Shareholders by the Shareholders Representative.

               The stock portion of the Contingent Earn-Out Consideration, if any, will be earned contingently as of the last day of each annual Measurement Period and will be paid and delivered within thirty (30) days after the closing of Intek's books of account for Year 3, free and clear of all liens, charges, security interests or encumbrances of any kind other than those provided for herein including, if then in effect, the Intek Shareholders' Agreement (defined below). The Shareholders shall furnish to Intek on the Closing Schedule 2.2.2.B which contains the percentages of the Contingent Earn-Out Consideration each Shareholder is entitled to receive hereunder, which Schedule shall be updated and promptly furnished to Intek from time to time upon the change of any such percentages during the Earn-Out Period.

               2.2.3. If the parties dispute any Contingent Earn-Out Consideration calculations, a "big five" accounting firm, which may be Acorn's then current or Intek's then current accounting firm, or a mutually acceptable reputable accounting firm, will determine the amount of Contingent Earn-Out Consideration payable, if any, and such determination shall be final and binding on the parties. The cost of such determination shall be borne equally by Intek on the one hand and the Shareholders on the other hand.

               2.2.4. Upon payment to the Shareholders of the Intek stock portion of the Contingent Earn-Out Consideration following Year 3, if any, Intek will provide to

            CONFIDENTIAL TREATMENT OF REDACTED PORTIONS APPLIED FOR

the Shareholders upon request of all or any of the Shareholders one of the following, provided that such request is made no later than three (3) months prior to the date on which the Shareholders must pay tax on the receipt of such Intek Shares: (i) a loan with a term of three (3) years, bearing fixed simple interest at the prime rate reported on the date of the loan in the "Money Rates" section of the Wall Street Journal (or if such rate is not published, a
               -------------------
comparable rate of Citibank, N.A. ("Prime Rate") amortized in equal monthly payments in an amount equal to up to twenty-five percent (25%) of the fair market value of Intek Shares held by the requesting Shareholders as of the date of receipt of the Intek Shares and secured by 25% of the Intek Shares held by the requesting Shareholders; or (ii) an offer to repurchase at fair market value twenty-five percent (25%) of the Intek Shares held by the requesting Shareholders as of such date; or (iii) one demand registration right requiring Intek to register up to twenty-five percent (25%) of the Intek Shares (except that in certain circumstances under the Registration Rights Agreement, such percentage may be increased to up to 50% of the Intek Shares) held by the requesting Shareholders pursuant to a registered public offering under the Securities Act of 1933, as amended, and pursuant to a Registration Rights Agreement in the form attached hereto as Exhibit 2.2.4 (the foregoing transactions shall be referred to individually as a "Liquidity Event"). The determination of the manner in which Intek shall provide a Liquidity Event pursuant to subparagraph (i), (ii) or (iii) above shall be at Intek's sole discretion. In the case of a grant of registration rights, if the Shareholders are unable to sell their Intek Shares under a registration statement filed pursuant to such registration within a sufficient period of time to satisfy their tax obligations for the receipt of such Intek Shares, Intek will provide to the Shareholders either (at Intek's sole discretion) a loan or a repurchase of the Shareholders' Intek Shares in the manner set forth in (i) and (ii) above less the amount received upon any sale under such registration statement.

               2.2.5. Upon issuance and delivery in Year 3 of the Intek Shares (if any) to the Shareholders entitled to receive Intek Shares pursuant to this
Section 2.2 and Section 2.4, such Shareholders shall become parties to the Intek Shareholders Agreement (the "Shareholders Agreement") substantially in the form attached hereto as Exhibit 2.2.5, and as subsequently amended or superseded and replaced in accordance with the terms of the Shareholders Agreement, and agree to be bound by the terms and conditions of the Shareholders Agreement and shall execute and deliver such Shareholders Agreement to Intek prior to the delivery of Intek Shares hereunder. The Shareholders acknowledge that the terms of the Shareholders Agreement may change over time in accordance with the terms of the Shareholders Agreement and that the Shareholders Agreement may be terminated and not replaced by any other agreement, in accordance with the terms of the Shareholders Agreement. No Shareholder is entering into this Agreement on the basis that such changes or termination will not occur. Notwithstanding anything to the contrary herein, the consent of a majority of the ownership percentages reflected on Exhibit 2.2.2.B, as the same may be amended, shall be required for any amendment to the Shareholders Agreement that does not apply to all holders of the same class of shares as the Intek Shares and that adversely impacts the Shareholders as a group.

            CONFIDENTIAL TREATMENT OF REDACTED PORTIONS APPLIED FOR

               2.2.6.  In addition to the Intek Shares issuable pursuant to this
Section 2.2, the Non-Employee Shareholder shall be entitled to receive 22,500 Spider Shares at the Closing and shall place such Spider Shares in escrow as provided in the Stock Restriction Agreement. The Non-Employee Shareholder shall be entitled to receive on the Disbursement Date (as defined in the Stock Restriction Agreement) such number of shares of Spider Shares equal to the number of Intek Shares that the Non-Employee Shareholder is entitled to receive under this Section 2.2 in Year 1, subject to Section 5.16 herein (and as adjusted for all stock splits, stock dividends, stock combinations and recapitalizations of Spider common stock and Intek common stock, other than the Spider spin off transaction) (the "Non-Employee Shares"). As a condition to the receipt of the Non-Employee Shares hereunder, the Non-Employee Shareholder agrees to execute and deliver a copy of the Spider Shareholders Agreement that it executed by the holders of seventy percent (70%) or more of the outstanding common stock of Spider (the "Spider Shareholders Agreement").

               As used in this Section, the Non-Employee Shares includes any and all proceeds and products of the Non-Employee Shares, whether by dividend, distribution, as consideration for a merger, or otherwise. In the event such proceeds or products includes cash, any cash shall be placed in escrow account as provided in the Stock Restriction Agreement. The Non-Employee Shareholder shall be entitled to receive on the date the amount of such products or proceeds in proportion to the number of Non-Employee Shares he is entitled to receive on the Disbursement Date.

               The Non-Employee Shareholder may not sell, transfer, gift, assign, pledge, encumber or otherwise dispose ("Transfer") of any of his Non-Employee Shares during his lifetime until receipt of such shares following Year 3, unless to another Acorn Shareholder or to a partnership, trust or other entity formed for estate planning purposes, subject to the same restrictions contained in Section 9.20, or with the prior written consent of the Company, which consent may be withheld for any reason or for no reason. Any Transfer of the Non-Employee Shares, whether voluntary or involuntary or by operation of law, which is made in violation of this Section 2.2.6 (other than a Transfer resulting from a merger or similar event required by applicable law to be approved by a vote of the shareholders of Spider) shall be null and void and have no effect, and Intek shall not recognize any such Transfer or recognize the transferee as the holder of such Non-Employee Shares for any purpose. If the No Employee Shareholder Transfers his Non-Employee Shares in accordance with this
Section 2.2.6, then such Transfer may be consummated subject to the restrictions in the Spider Shareholders Agreement; provided, however, that any transferee
                                      --------  -------
thereof shall execute and deliver a counterpart of the Spider Shareholders Agreement and shall agree to be subject to the restrictions and obligations thereunder. The Non-Employee Shareholder agrees and acknowledges that any transfer of his Non-Employee Shares shall be subject to and made in accordance with the terms of the Spider Shareholders Agreement.

            CONFIDENTIAL TREATMENT OF REDACTED PORTIONS APPLIED FOR

     2.3  Capital for Growth and Economically Justified Capital Expenditures.
          ------------------------------------------------------------------

               2.3.1. Intek will provide certain economically justified capital contributions to Acorn upon the request of the Chief Executive Officer of Acorn (a "Capital Request") to fund the growth and ongoing operations of Acorn as described in the Acorn Business Plan dated May, 1999 ("Business Plan"), and to facilitate Acorn's achievement of the Minimum EBITDA Targets during the Earn Out Period. A Capital Request shall be in writing and submitted to the Chief Executive Officer of Intek, and shall contain a description of the business and economic justification for such requested capital for each period during the Earn Out Period. The following table sets forth the maximum levels of economically justified Capital Expenditure Contributions and economically justified Working Capital Contributions projected to fund each Minimum EBITDA Target level:

     -----------------------------------------------------------------------------------------
                        Capital Expenditures          Working                     Minimum
                            Contribution         Capital Contribution              EBITDA
                              by Intek                 by Intek                    Target
                               $000's                   $000's                     $000's
     -----------------------------------------------------------------------------------------
     Year 1                   $  500                   $1,010                   [$          ]
     -----------------------------------------------------------------------------------------

     Year 2                   $  750                   $2,000                   [$          ]
     -----------------------------------------------------------------------------------------

     Year 3                   $1,500                   $5,000                   [$          ]
     -----------------------------------------------------------------------------------------

     TOTALS:                  $2,750                   $8,010                   [$           ]
     -----------------------------------------------------------------------------------------

     The final determination of the amount of capital contribution provided by Intek hereunder will be made by the Chief Executive Officer of Intek with the advice and counsel of the Chief Executive Officer of Acorn and other Key Shareholders, taking into account factors, including, without limitation, Acorn's actual performance compared to its Business Plan, Acorn's projected volume, profitability and other appropriate business and economic factors. Intek's judgment is final as to what capital expenditures are economically justified based on such factors.

               2.3.2. Subject to the above limitations, Intek will provide working capital to Acorn in an amount that is not greater than Acorn's revenues from sales for a period of fifty (50) days and the amount of Acorn's accounts payable for a period of thirty-five (35) days. The amount of the capital contributions provided by Intek pursuant to this Section 2.3 shall be reduced by the amount of net funds provided by Acorn's operations in the applicable Annual Measurement Period.

               2.3.3. The parties agree and acknowledge that the working capital contributed by Intek will be used to fund Acorn's normal business operations, intensify market

            CONFIDENTIAL TREATMENT OF REDACTED PORTIONS APPLIED FOR

development, pay off past due accounts payable, and pay current interest amounts owing on the Chase and Fleet loans (as defined below). It is further agreed that net revenues from Acorn's operations and the proceeds from working capital contributed by Intek will not be used to pay off the Acorn Officers Loans or debt to other third parties other than Intek except as specifically provided in this Agreement.

               2.3.4. Notwithstanding the other provisions of this Section 2.3, if Acorn does not achieve one hundred percent (100%) of the Minimum EBITDA Target in any single Annual Measurement Period, but achieves seventy-five percent (75%) or greater than the Minimum EBITDA Target, at Intek's sole discretion, Intek's capital contribution will be adjusted on a linear basis to reflect Acorn's actual results compared with the Minimum EBITDA Target. If Acorn's EBITDA is less than seventy-five percent (75%) of the Minimum EBITDA Target in any single Annual Measurement Period, Intek, at its sole discretion, will determine the appropriate level of capital contributions, if any, provided to Acorn hereunder. If at Intek's sole discretion Intek decides in any Annual Measurement Period to provide capital contributions despite Acorn's failure to meet seventy-five percent (75%) of the Minimum EBITDA Target, it will be under no obligation in any other Annual Measurement Period to provide capital contributions unless the Minimum EBITDA Targets are met.

     2.4  Effect of Employee Departures and Minimum EBITDA Threshold.
          ----------------------------------------------------------

               2.4.1.  If the employment of any Key Shareholder is terminated:

                       2.4.1.1. by a Key Shareholder (other than by reason of his or her death, Disability or Hardship, or by Intek without Cause or a material breach of the Employment Agreement by Intek; each such capitalized term as defined in the Employment Agreement), before Acorn's annual EBITDA, measured on a trailing 12-month basis, equals or exceeds [$_______] (the "Annual EBITDA Threshold"); or

                       2.4.1.2. by Intek for Cause (as defined in the Employment Agreement) before Annual EBITDA Threshold is achieved,

                       then such terminated Key Shareholder shall be entitled to receive (i) his or her portion of the Base Consideration and the Sustained Profitability Consideration accrued as of the Date of Termination, and (ii) his or her cash portion only of the Contingent Earn-Out Consideration earned as of the last Annual Measurement Period ending prior to the Date of Termination ("Earned Cash"). The Terminated Key Shareholder Shares and the Terminated Key Shareholder Cash Earn-Out shall be canceled and shall not be placed in the Earn-Out Pool or paid to the Shareholders Representative (as applicable).

                       The cash portion of the Contingent Earn-Out Consideration (the "Future Cash Contingent Earn-Out") and the stock portion of the Contingent Earn-Out

            CONFIDENTIAL TREATMENT OF REDACTED PORTIONS APPLIED FOR

Consideration (the "Future Stock Contingent Earn-Out") that such terminated Key Shareholder would have been entitled to receive had he or she been an employee of Acorn after the Annual Measurement Period in which the Date of Termination occurred shall not be placed in the Earn-Out Pool (as defined in Section 2.4.4) or paid to the Shareholders Representative for allocation or distribution to the remaining Shareholders.

               The stock portion of any Contingent Earn-Out Consideration for which a Minimum EBITDA Target has been met for the completed Annual Measurement Period(s) ending prior to the Date of Termination ("Earned Stock") will terminate and be canceled immediately and will not be placed in the Earn-Out Pool (as defined in Section 2.4.4 below) for allocation or distribution to the remaining Shareholders and neither such terminated Key Shareholder nor any other Shareholder will have any right to receive such Earned Stock.

               2.4.2. Upon Acorn's achievement of the Annual EBITDA Threshold, up to two Key Shareholders may terminate their employment with Acorn with the consent of the Chief Executive Officers of Acorn and Intek, respectively, which consent will not be unreasonably withheld. Upon the voluntary termination by a Key Shareholder of his or her employment with Acorn after achievement of the Annual EBITDA Threshold and with the consent of the Acorn and Intek Chief Executive Officers, such Key Shareholder shall be entitled to receive:

                       2.4.2.1. his or her portion of the Base Consideration and the Sustained Profitability Consideration accrued as of the Date of Termination;

                       2.4.2.2.  his or her portion of the Earned Cash;

                       2.4.2.3. his or her portion of the Terminated Key Shareholder Cash Earn-Out subject to Section 2.4.4 herein; and

                       2.4.2.4. the right to receive following Year 3 his or her Earned Stock and the Terminated Key Shareholder Shares, subject to
          Section 2.4.4.

                       The terminated Key Shareholder's Future Cash Contingent Earn-Out shall be paid to the Shareholders Representative pursuant to
     Section 2.2 for distribution to the remaining Shareholders and the Future Stock Contingent Earn-Out shall be placed in the Earn-Out Pool for allocation and distribution to the remaining Shareholders.

          Notwithstanding the above, if after achievement of Annual EBITDA Threshold a Key Shareholder either (A) is terminated for Cause by Intek or (B) voluntarily terminates his or

            CONFIDENTIAL TREATMENT OF REDACTED PORTIONS APPLIED FOR

her employment (other than by reason of his or her death, Disability or Hardship, or by Intek without Cause or a material breach of the Employment Agreement by Intek) but without the consent of the Acorn and Intek Chief Executive Officers or after two or more Key Shareholders have previously terminated their employment, then such terminated Key Shareholder will be entitled to receive: (i) his or her portion of the Base Consideration and the Sustained Profitability Consideration accrued as of the Date of Termination; and
(ii) his or her Earned Cash. The Terminated Key Shareholder Cash Earn Out and the terminated Key Shareholder's Future Cash Contingent Earn-Out shall be paid to the Shareholders Representative for distribution to the remaining Shareholders, and the Earned Shares, Terminated Key Shareholder Shares and the Future Stock Contingent Earn-Out shall be placed in the Earn-Out Pool for allocation and distribution to the remaining Shareholders.

               2.4.3. Upon the termination of a Key Shareholder's employment at any time due to Hardship, death or Disability or a material breach of the Employment Agreement by Intek or termination by Intek without Cause, such Key Shareholder (or his or her estate or beneficiary) will be counted toward the 2 Key Shareholders who may leave after the Annual EBITDA Threshold is achieved under Section 2.4.2 and will be entitled to receive:

                       2.4.3.1. his or her portion of the Base Consideration and the Sustained Profitability Consideration accrued as of the Date of Termination;

                       2.4.3.2.  his or her Earned Cash;

                       2.4.3.3. his or her portion of the Terminated Key Shareholder Cash Earn-Out;

                       2.4.3.4. the right to receive his or her portion of the Terminated Key Shareholder Shares following Year 3 out of the Earn-Out Pool; and

                       2.4.3.5. the right to receive following Year 3 his or her Earned Shares.

               Such terminated Key Shareholder (or his or her estate or beneficiary) will not be entitled to receive any Contingent Earn-Out Consideration which is earned or accrues after the end of the Annual Measurement Period in which the Date of Termination occurred, whether paid in cash or stock. The Future Cash Contingent Earn-Out shall be paid to the Shareholders Representative and the Future Stock Contingent Earn-Out shall be placed in the Earn-Out Pool for allocation or distribution to the remaining Shareholders, subject to the other provisions of Section 2.4.4.

            CONFIDENTIAL TREATMENT OF REDACTED PORTIONS APPLIED FOR

                   2.4.4. Upon the termination of employment for any reason of or by a Key Shareholder, the decision of whether or not to hire a Replacement Employee, and the person or persons to be hired (including his or her compensation package), if any, will be made with the prior consent of the Chief Executive Officer of Intek, which consent will not be unreasonably withheld. If a Replacement Employee is recruited and/or hired to replace a terminated Key Shareholder and he or she is granted stock options or stock as part of his or her employment compensation with Acorn, a number of the Terminated Key Shareholder Shares shall be allocated and reserved for issuance to the Replacement Employee equal to the number of shares granted to the Replacement Employee and the number of shares reserved for issuance for options granted to the Replacement Employee exercisable as of the end of Year 3. In accordance with the other provisions of this Section 2.4, the remaining Terminated Key Shareholder Shares (if any) shall be designated and reserved by Intek (the "Earn -Out Pool") for allocation or distribution as so directed by the Shareholders to the remaining Shareholders upon receipt of such Intek Shares following Year 3. Further, the Terminated Key Shareholder Cash Earn-Out (if any) shall be allocated first to pay for any recruiting fees, signing bonuses or similar guaranteed payments (other than moving costs) to be paid in connection with the hiring of the Replacement Employee.

                   2.4.5. The payment of any Terminated Key Shareholder Cash Earn-Out that a terminated Key Shareholder is entitled to receive under this
Section 2.4 will be made within thirty (30) days of the date Intek determines the amount of Contingent Earn-Out Consideration payable, if any, for the Annual Measurement Period in which such Key Shareholder's employment is terminated, less any amounts to be paid into Escrow in accordance with Section 8.8.3 herein.

                   2.4.6. Each Shareholder will consult with his or her own tax advisor to determine the tax effect of each provision of this Agreement on the Shareholder, including the possible application of Section 83 of the Code.

     2.5  Closing.
          -------

     The Closing shall be effective as of the date hereof (the "Closing Date"). The Closing will take place at the offices of Chrisman, Bynum & Johnson, P.C., 1900 Fifteenth Street, Boulder, Colorado 80302, or at such other place as the parties may mutually agree.

                   2.5.1. Subject to the terms and conditions set forth in this Agreement, at the Closing, the Shareholders shall deliver to Intek:

                      2.5.1.1. the certificates representing the Acorn Shares held by each Shareholder, duly endorsed, or along with duly executed stock powers;

            CONFIDENTIAL TREATMENT OF REDACTED PORTIONS APPLIED FOR

                      2.5.1.2. Employment Agreements, together with all exhibits thereto, in the form of Exhibit 6.1.1 executed by each of the Key Shareholders and Acorn;

                      2.5.1.3.  a certificate in the form attached hereto as
            Exhibit 6.1.2 executed by the Shareholders and an officer of Acorn certifying that each of the representations and warranties made in
            ARTICLE 3 is accurate in all Material respects as of the Closing Date and that each of the covenants, terms and conditions of this Agreement have been complied with and performed in all Material respects as of the Closing Date;

                      2.5.1.4. a certificate executed by the Secretary of Acorn in the form attached hereto as Exhibit 6.1.6;

                      2.5.1.5. an Escrow Agreement in the form attached hereto as Exhibit 8.8.3 executed by each of the Shareholders;

                      2.5.1.6. an Opinion executed by counsel to Acorn and the Shareholders in the form attached hereto as Exhibit 6.1.7;

                      2.5.1.7. resignations of all officers and directors of Acorn, from such positions (but not as employees) except those persons continuing as directors or officers under Section 5.5 hereof;

                      2.5.1.8. a letter from Prospero LLC. ("Prospero") in the form attached hereto as Exhibit 2.5.1.8 agreed and acknowledged by Acorn, and the Transaction Advisor Fee Payment Agreement in the form attached hereto as Exhibit 2.7 executed by Prospero and acknowledged by Acorn and the Shareholders; and

                      2.5.1.9.  an affidavit in the form attached hereto as
            Exhibit 3.36 executed by Acorn and each of the Shareholders.

                   2.5.2. Subject to the terms and conditions set forth in this Agreement, at the Closing, Intek shall deliver to the Shareholders:

                      2.5.2.1. each such Shareholder's portion of that amount of the Purchase Price which is, as of the date of the Closing, payable to the Shareholders pursuant to Schedule 2.2.2.B herein in cash or immediately available funds;

                      2.5.2.2.  Employment Agreements, together with all

            CONFIDENTIAL TREATMENT OF REDACTED PORTIONS APPLIED FOR

            exhibits thereto, in the form of Exhibit 6.1.1. executed by Intek;

                      2.5.2.3.  a certificate in the form attached hereto as
            Exhibit 6.2.2. executed by an officer of Intek certifying that each of the representations and warranties made in ARTICLE 3 is accurate in all Material respects as of the Closing Date and that each of the covenants, terms and conditions of this Agreement have been complied with and performed in all Material respects as of the Closing Date;

                      2.5.2.4. an Escrow Agreement in the form attached hereto as Exhibit 8.8.3 executed by Intek;

                      2.5.2.5. an Opinion executed by counsel of Intek in the form attached hereto as Exhibit 6.2.6;

                      2.5.2.6. the Transaction Advisor Fee Payment Agreement in the form attached hereto as Exhibit 2.7 executed by Intek; and

                      2.5.2.7. a certificate executed by the Secretary of Intek in the form attached hereto as Exhibit 6.2.5.

    2.6  Transaction Costs.    Except as set forth in Section 2.7 below, the
         -----------------
parties will each be solely responsible for and bear all of their respective expenses in connection with the negotiation, documentation or consummation of the transactions contemplated in this Agreement including, without limitation, expenses of legal counsel, accountants and other advisors, and any fees of any finder or broker, whether or not such transactions are consummated. Without limitation, this shall include the obligation of the Shareholders to pay the legal fees of Wiggin and Dana and the obligation of Intek to pay the legal fees of Chrisman, Bynum & Johnson, P.C.

    2.7  Transaction Advisor Fees.   In consideration for services rendered by
         ------------------------
Prospero in connection with the transactions contemplated by this Agreement, Intek will issue to Prospero on behalf of Acorn the number of shares of Intek common stock ("Transaction Advisor Shares") as set forth in the Transaction Advisor Fee Payment Agreement attached hereto as Exhibit 2.7 and subject to the terms and conditions of such Agreement Except as set forth in this Agreement, Intek shall assume no liability for any taxes or other payments of Prospero, Acorn or the Shareholders. Acorn and the Acorn Shareholders acknowledge the acceptance by Prospero of the Transaction Advisor Shares in partial consideration for services rendered by Prospero to Acorn. The Shareholders agree to hold Intek harmless and to pay all costs associated with any Intek or Acorn defense that may arise from any claim asserted by Prospero, or an intermediary on its behalf, in connection with the payments to be made by the Shareholders under the Engagement Letter with Prospero dated August 3, 1998 (as amended). Intek agrees to hold the Shareholders harmless and to pay all costs associated with any Shareholder defense that may arise from any

            CONFIDENTIAL TREATMENT OF REDACTED PORTIONS APPLIED FOR

claim asserted by Prospero, or an intermediary on its behalf, in connection with the consideration to be paid by Intek under the Transaction Advisor Fee Payment Agreement.


                                   ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF ACORN
                    ---------------------------------------

                              AND THE SHAREHOLDERS
                              --------------------


     Acorn and the Shareholders (as limited by ARTICLE 8) represent and warrant to Intek as of the Closing:

    3.1  Authorization Capitalization; Outstanding Shares.  The authorized
         ------------------------------------------------
capital stock of Acorn on the date hereof consists of 5,000 shares of Class A common stock, with a stated par value of $0.01 per share, of which 1,840 shares are issued and outstanding and 5,000 shares of Class B (non-voting) common stock, with a stated par value of $0.01 per share, of which no shares are issued and outstanding. All of the issued and outstanding Shares of Acorn stock are duly authorized, fully paid, validly issued and non-assessable, with no personal liability attaching to the ownership hereof. Each Shareholder is the record and beneficial owner of, and has marketable, legal and valid title to, the shares of Acorn common stock as set forth on Schedule 3.1 free and clear of any liens, charges, claims, security interests or encumbrances of any kind.

    3.2. Organization; Good Standing; Power; Etc.   Acorn: (i) is a
         ---------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) is authorized or licensed to do business as a foreign corporation and is in good standing in the jurisdictions listed in
Schedule 3.2; (iii) is not required to be authorized or licensed to do business as a foreign corporation in any other jurisdiction (within or without the United States) except jurisdictions in which Acorn's failure to qualify to do business will have no Material adverse effect on the business, prospects, operations, properties, assets or condition (financial or otherwise) of Acorn or, if Acorn is not so qualified in any such jurisdiction, it can become so qualified in such jurisdiction without any Material adverse effect; and (iv) has the requisite power and authority to own, lease and operate its properties and to carry on its business as currently conducted.

    3.3  Agreements Relating to Stock; Options; Warrants; Restrictions on
         ----------------------------------------------------------------
Shares; Etc.   Except as set forth on Schedule 3.3, neither Acorn nor any
-----------
Shareholder, is a party to any written or oral agreement, understanding, arrangement or commitment or bound by any certificate of incorporation, bylaw or instrument (including options, warrants or convertible securities) which creates any rights in any person with respect to shares of the capital stock or any other securities of Acorn including any which relates to the voting of, restricts the transfer of, requires Acorn or the Shareholder to issue or sell, or creates rights in any person with respect to the capital stock or other securities of Acorn (or warrants or rights with respect thereto). There exist no options or

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            CONFIDENTIAL TREATMENT OF REDACTED PORTIONS APPLIED FOR

other rights to purchase, or rights to convert any securities or obligations into, any shares of the capital stock or other securities of Acorn.

    3.4  Charter and Bylaws; Officers and Directors.    Complete and correct
         ------------------------------------------
copies of: (i) Acorn's corporate charter or articles of incorporation, as amended to date ("Charter"), certified by the appropriate officials of the jurisdiction of incorporation; and (ii) Acorn's Bylaws, as amended to date ("Bylaws"), are attached as Schedule 3.4.A. Such Charter and Bylaws are fully in force and effect, and Acorn is not in violation of any of the provisions thereof. A complete and correct list of all officers and directors of Acorn is set forth in Schedule 3.4.B.

    3.5  No Subsidiaries.    Acorn does not own and Acorn has never owned, any
         ---------------
interest, directly or indirectly, in any other corporation, person, company, limited liability company, business, trust, partnership, limited partnership, joint venture, or other entity or association, except as listed on Schedule 3.5.

    3.6  Authorizations and Enforceability.    Each Shareholder and Acorn has
         ---------------------------------
all requisite power and authority to execute, deliver and perform this Agreement, and any ancillary agreements hereto, and to consummate the transactions contemplated hereby. This Agreement and the Documents have been duly and validly authorized by Acorn, and have been duly and validly executed and delivered by each Shareholder and by Acorn and constitute the valid and binding obligation of each Shareholder and Acorn fully enforceable in accordance with their respective terms, except as may be limited by principles of public policy and except as indemnification provisions may be limited by securities laws, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

    3.7  Effect of Agreement, Etc.    The execution, delivery and performance of
         ------------------------
this Agreement and the Documents by each Shareholder and by Acorn and the consummation of the transactions contemplated hereby will not, with or without the giving of notice of the lapse of time, or both: (i) violate any provision of law, statute, rule or regulation to which Acorn or any Shareholder is subject;
(ii) violate any judgment, order, writ or decree of any court, arbitrator or governmental agency applicable to Acorn or any Shareholder; (iii) have any effect on any of Acorn's permits, licenses, tariffs, orders or approvals or the ability of Acorn to make use of such permits, licenses, tariffs, orders or approvals or (iv) result in the breach of or conflict with any term, covenant, condition or provision of, result in the modification or termination of, constitute a default under, or result in the creation or imposition of, any lien, security interest, charge or encumbrance upon any of the properties or assets of Acorn or any Shareholder pursuant to any charter, bylaw, commitment, contract or other agreement or instrument, including any of the Commitments (as defined in Section 3.16) to which Acorn or any Shareholder is a party or by which any of its assets or properties are or may be bound or affected or from which Acorn or any Shareholder derives benefit, except as set forth in Schedule 3.7.

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            CONFIDENTIAL TREATMENT OF REDACTED PORTIONS APPLIED FOR

    3.8  Restrictions; Burdensome Agreements.    Except as set forth in Schedule
         -----------------------------------
3.8, neither Acorn nor any Shareholder is a party to any contract, commitment or agreement, and neither Acorn nor any of the Shareholders or any of their respective properties and assets are subject to or bound or affected, by any charter, bylaw or other corporate restriction, or any order, judgment, decree, law, statute, ordinance, rule, regulation or other restriction of any kind or character, which would: (i) prevent any Shareholder or Acorn from entering into this Agreement or the Documents or from consummating the transactions contemplated hereby; or (ii) have a Material adverse effect on the business, properties, prospects or the condition, financial or otherwise, of Acorn. None of Acorn's contracts or agreements are on terms more burdensome to Acorn than typical contracts and agreements in its industry for companies the size and scope of Acorn.

    3.9  Government Consents.    No consent, authorization or approval of, or
         -------------------
exemption by, or filing with, any governmental, public or self-regulating body or authority (including, but not limited to, any licensing authority with jurisdiction over the services used or provided by Acorn) is required by any Shareholder or by Acorn for consummation of this Agreement or any of the instruments or agreements herein referred to, or the taking of any action herein contemplated.

    3.10 Compliance; Licenses and Permits.
         --------------------------------

                   3.10.1. Acorn has all requisite corporate power and authority, and all permits, licenses, tariffs, orders and approvals of governmental and administrative authorities which are Material, to own, lease and operate its properties and to carry on its business as presently or previously conducted; all such presently existing permits, licenses, tariffs, orders and approvals Material to the conduct of the business of Acorn are listed in Schedule 3.10, are in full force and effect, and no suspension or cancellation of any of them is pending or threatened.

                   3.10.2. Acorn has complied in all respects with, and is not in violation in any respect of, all or any Legal Requirements (as defined below) applicable to the business of Acorn as presently or previously conducted, or as currently proposed to be conducted, except where such non-compliance or violation has not had, and could not reasonably be expected to have, a Material adverse effect upon Acorn. Acorn has all federal, state, local and foreign governmental tariffs, orders, licenses and permits (collectively, "Permits") which are required for the conduct of its business presently or previously conducted by Acorn, which Permits are in full force and effect, and no violations are outstanding or uncured with respect to any such Permits and no proceeding is pending or, to the best of Acorn's knowledge, threatened to revoke or limit any thereof. Acorn and the Shareholders have no knowledge or reason to know of any such Permits with respect to any Acorn employees that are not in full force and effect, or have violations outstanding or uncured with respect thereto, or any proceedings pending or threatened to revoke or limit any such Permits. No condition or event has occurred which, with notice or the passage of time or both, would constitute a violation of a Legal

            CONFIDENTIAL TREATMENT OF REDACTED PORTIONS APPLIED FOR

Requirement or Permit except where such noncompliance or violation has not had, and could not reasonably be expected to have, a Material adverse effect upon Acorn. "Legal Requirement" means any applicable law, rule, regulation, order or ordinance. Acorn's current and currently contemplated activities and services will not violate any Legal Requirement in such a fashion as to have a Material adverse effect on Acorn.

    3.11  Financial Statements; Absence of Undisclosed Liabilities.
          --------------------------------------------------------

                    3.11.1. Acorn's most recent audited financial statements as of and for the period ended December 31, 1998, and Acorn's unaudited balance sheets and income statements dated as of August 31, 1999 (the "Acorn Financial Statements"), are attached as Schedule 3.11.1 The Acorn Financial Statements have been prepared in accordance with GAAP (without reference to Intek's application thereof), and fairly present, in all Material respects, the financial condition and results of operations of Acorn as of the dates indicated. Without limitation, any reduction in the net book value of Acorn of more than $50,000 is "Material" for purposes of this Section. The August 31, 1999 balance sheet is referred to as the "Balance Sheet" and August 31, 1999 is referred to as the "Balance Sheet Date." The historical books and records of Acorn for the fiscal year period ended December 31, 1998, have been sufficiently prepared to permit the preparation of audited financial statements by Intek after the Closing in accordance with the financial accounting rules applicable in connection with any registered public offering of Intek securities under the Securities Act of 1933, as amended. The books and records of Acorn for the fiscal years ended December 31, 1997 and 1996 have been prepared in all Material respects consistently with the financial accounting rules applied to the Acorn books and records for fiscal year 1998, except that the for the fiscal years 1997 and 1996 the cash basis method of accounting was used.

                    3.11.2. Except to the extent reflected or reserved against or otherwise disclosed in the Acorn Financial Statements or in Schedule 3.11.2, as of the Balance Sheet Date, Acorn had no liabilities, debts or other obligations of any nature, whether absolute, accrued, contingent or otherwise, or whether due or to become due, including, without limitation, liabilities for Taxes, in excess of $50,000 in any one case or which in the aggregate exceed $100,000. Subsequent to the Balance Sheet Date, Acorn has not incurred any liabilities, debts or obligations other than in the ordinary course of business (and such ordinary course items do not in the aggregate exceed $50,000), except as listed in Schedule 3.11.2, or otherwise disclosed herein including the accounts payable report described below or in the Schedules hereto, and has endeavored to properly record in its books of account all items of income and expense and all other proper charges and accruals required to be made in accordance with GAAP (without reference to Intek's application thereof. Since the Balance Sheet Date, no debts or liabilities of or to Acorn have been forgiven, settled or compromised, except for full consideration or except in the ordinary course of business. To assist in disclosing the status of its debts Acorn has delivered to Intek an accounts payable report, as prepared in the ordinary course of Acorn's business, which report was created not more than five
(5) days before the date of this Agreement.

            CONFIDENTIAL TREATMENT OF REDACTED PORTIONS APPLIED FOR

The parties recognize that in the ordinary course of business invoices arrive at various times.

    3.12  Tax Matters.
          -----------

                   3.12.1. Acorn's fiscal year for income tax reporting purposes ends December 31.

                   3.12.2. Acorn has timely filed (including extensions) all Tax Returns that are required to have been filed by it with the appropriate federal, state, county and local government agencies or instrumentalities, that would have a Material adverse effect if not filed. Acorn has paid or established reserves shown on the Balance Sheet (plus not more than $10,000 of additional reserves subsequent to the Balance Sheet Date) for all income, franchise, payroll and other Taxes. An estimate of accrued Taxes is set forth in Schedule
3.12. There is no pending dispute with any Taxing authority relating to any of Acorn's Tax Returns. Acorn is not subject to any proposed Material liability for any Tax to be imposed upon its properties or assets for which there is not an adequate reserve reflected in the Acorn Financial Statements or accrued since the Balance Sheet Date. No federal or state income or sales Tax Returns of Acorn have been audited. Acorn has not executed or filed with any Taxing authority any agreement extending the period for assessment or collection of any Taxes. Complete and correct copies of the income tax returns of Acorn for fiscal years ending in 1995, 1996, 1997, and 1998 as filed with the Internal Revenue Service and all state taxing authorities, together with all related correspondence and notices, have previously been delivered to Intek. Acorn has not consented to having the provisions of Section 341(f) (which relates to collapsible corporations) of the Code apply to it.

                   3.12.3. Acorn has never elected to be treated as a Subchapter S corporation as provided by the Code.

    3.13  Title to Properties; Absence of Liens and Encumbrances; Etc.    Acorn
          -----------------------------------------------------------
does not own any real property. Except as set forth in Schedule 3.13, Acorn owns good and marketable title to the properties and assets used in its business (including, without limitation, the assets reflected in the Acorn Financial Statements, except as since sold or otherwise disposed of in the ordinary course of business), free and clear of all mortgages, security interests, claims, liens, charges, encumbrances, restrictions on use or transfer or other defects in title. The fixed assets of Acorn reflected in the Acorn Financial Statements are all located on real property owned or leased by Acorn and all personal property located at or on such real property is owned or leased (as disclosed in the Schedules) by Acorn. Acorn is not a bailee for any other entity, except as set forth on Schedule 3.13. The leases and other agreements under which Acorn holds, leases or is entitled to the use of any real property or personal property involving lease payments of over $18,000 per year are set forth in
Schedule 3.16 (the "Scheduled Leases") and are in full force and effect, and all rentals, royalties or other payments payable thereunder prior to the date hereof

            CONFIDENTIAL TREATMENT OF REDACTED PORTIONS APPLIED FOR

have been duly paid. All "buy-out" prices under the Scheduled Leases are shown on Schedule 3.16, regardless as to whether the lessee has any obligation to purchase such property.

    3.14  Facilities; Equipment and Condition.  Schedule 3.14 sets forth a
          -----------------------------------
correct and complete list of all of the furniture, fixtures or equipment having a book value, before accumulated depreciation or amortization, of more than $50,000 (or, in the case of any such equipment which is leased and does not have a book value for purposes of Acorn's financial statements, in the opinion of Acorn management has a fair market value in excess of $50,000), buildings, plants, warehouses and other real estate owned or used by Acorn in the conduct of its businesses ("Fixed Assets"), indicating whether such property is owned or leased, and complete legal descriptions of all real property. The Fixed Assets owned, operated or leased by Acorn are in good condition and repair (ordinary wear and tear excepted) and suitable for the uses for which intended. All such Fixed Assets are operated in conformity with all applicable laws, ordinances, regulations, orders and other requirements relating thereto currently in effect, scheduled to come into effect, or proposed.

    3.15  Insurance.  Schedule 3.15 contains a correct and complete
          ---------
description (including amounts, scope and coverage) of all of the policies of insurance and fidelity or surety bonds carried by Acorn. All such policies are in full force and effect. Acorn has not failed to give any notice or present any claim under any insurance policy, fidelity bond or surety bond in due and timely fashion. There are no outstanding requirements or recommendations by any insurance company that issued a policy with respect to any of the properties and assets owned or leased by Acorn or by any governmental authority requiring or recommending any repairs or other work to be done on or with respect to any of the properties and assets owned or leased by Acorn or requiring or recommending any equipment or facilities to be installed on or in connection with any of the properties or assets owned or leased by Acorn. The worker's compensation and unemployment insurance ratings of Acorn have been made available to Intek.
There are no Material proposed premium increases on any of Acorn's insurance policies and no conditions or circumstances applicable to the business of Acorn which might result in such increase except as shown on Schedule 3.15.

    3.16  Contracts.  All contracts, agreements and instruments, to which
          ---------
Acorn is a party are valid, binding and in full force and effect in all Material respects, and are valid, binding and enforceable by Acorn in accordance with their respective terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. Acorn has no knowledge or any reason to know of any default by any other party to such contracts in any Material respect under such contracts, agreements or instruments. Each of such Material contracts, agreements and instruments has been listed on Schedule 3.16 attached hereto.

    Except as set forth in Schedule 3.16, or another Schedule hereto, Acorn is not a party to, nor are its properties and assets bound or affected by, any oral or written:

            CONFIDENTIAL TREATMENT OF REDACTED PORTIONS APPLIED FOR

                   3.16.1. contracts, agreements, or instruments providing for payments by or to Acorn of $50,000 or more per year;

                   3.16.2. employment or consulting agreements which provide for compensation at the rate of more than $50,000 per year (including all salary, bonuses and commissions);

                   3.16.3. employment or consultant policies or agreements, express or implied, placing any limits (other than a notice period not exceeding 30 days) on Acorn's right to terminate at will the employment or retention of any employee or consultant;

                   3.16.4. agreement involving more than $50,000 guaranteeing, indemnifying or otherwise becoming liable for the obligations or liabilities of another, or involving more than $50,000 of compensating balances, or agreeing to assure another person meets any financial covenant; or

                   3.16.5. agreement which restricts the conduct of business anywhere in the world.

    Correct and complete copies of all such agreements, plans, policies, documents and arrangements (or, where they are oral, true and complete written summaries thereof) (collectively referred to herein as the "Commitments") have been delivered to Intek prior to the date hereof.

    3.17  Litigation. Except as set forth in Schedule 3.17, there is no
          ----------
pending or, to the best of Acorn's knowledge, threatened claim, action, suit, proceeding, arbitration, investigation or inquiry pending before any federal, state, municipal, foreign or other court or any governmental, administrative or self-regulatory body or agency, or any private arbitration tribunal which may have any Material adverse effect upon the assets, properties or business of Acorn or the transactions contemplated by this Agreement. Neither Acorn, nor any officer, director, partner, agent or employee of Acorn has been permanently or temporarily enjoined or barred by order, judgment or decree of any court or other tribunal or any agency or self-regulatory body from engaging in or continuing any conduct or practice in connection with the business engaged in by Acorn. Except as set forth in Schedule 3.17, there is not in existence at present any order, judgment or decree of any court or other tribunal or any agency or self-regulatory body to which Acorn or the business, properties or assets of Acorn are subject or by which they are bound. Acorn is not in Material default under any order, license, tariff, regulation or demand of any Federal, state, municipal, foreign or other governmental, administrative or self-regulatory body or with respect to any order, writ, injunction or decree of any court or arbitration body.

    3.18  Intellectual Property and Other Intangible Assets.
          -------------------------------------------------

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            CONFIDENTIAL TREATMENT OF REDACTED PORTIONS APPLIED FOR

                   3.18.1. Except as set forth in Schedule 3.18, Acorn (i) owns or has the right to use, free and clear of all liens, claims and restrictions, all patents, trademarks, service marks, trade names, copyrights, licenses and rights, used in the conduct of its business as now conducted or as proposed to be conducted without infringing upon the right or claimed right of any person under or with respect to any of the foregoing, and (ii) is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner of, licensor of, or other claimant to, any patent, trademark, tradename, copyright or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise. Acorn has not received any written communication alleging that Acorn or any of its employees has violated or infringed upon, or, by conducting Acorn's business as proposed, would violate or infringe upon, any patent, trademark, service mark, trade name, copyright, license, or right of any other person or entity. All patents, trademarks, service marks, tradenames, copyrights and licenses (and applications therefor) owned or used by Acorn are listed on Schedule 3.18 hereto, and such schedule indicates which such rights are owned.

                   3.18.2. Except as set forth on Schedule 3.18.2, Acorn owns or has the unrestricted right to use all trade secrets, including know-how, inventions, designs, processes, computer programs and technical data required for or incident to the development, manufacture, operation, sale and licensing of all products and services sold or licensed or proposed to be sold or licensed by Acorn (together with the rights listed in Schedule 3.18, such rights will be hereinafter referred to collectively as the "Intellectual Property"), free and clear of any rights, liens or claims of others, including without limitation former employers of all employees of Acorn. All computer software which is in any way used or to be used in conducting the business (except "off-the-shelf" software, such as word processing and spreadsheet packages, to which Acorn has express, written licenses) was created wholly by employees of Acorn, or was created by independent contractor programmers who expressly, and in writing, assigned to Acorn all rights, title and interest in such software, including all copyright(s) and appurtenant rights.

                   3.18.3. No third party currently infringes, or has threatened infringement, of any Intellectual Property owned, licensed or used by Acorn as set forth in Schedule 3.18.

                   3.18.4. Except as disclosed in Schedule 3.18.4, Acorn has not ever conveyed, or is currently under an obligation to convey, any right, title or interest in or to any of the Intellectual Property to any third party other than in the ordinary course of its business.

    3.19  No Interest in Competitors; Etc.  Except as set forth in Schedule
          -------------------------------
3.19, none of the Key Shareholders, nor any officer or director of Acorn or any immediate family member or spouse of any such person, or trust for their benefit, directly or indirectly, owns any interest in (excluding the ownership of securities representing less than 5% of any class of publicly traded securities) or controls or is an employee, officer, director or partner of, or participant in or consultant to, any corporation, partnership, limited liability company, limited partnership, joint

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            CONFIDENTIAL TREATMENT OF REDACTED PORTIONS APPLIED FOR

venture, association or other entity which is in the same line of business as Acorn or Intek, or a creditor, debtor, supplier, customer, landlord, tenant, lessor or lessee, of Acorn, or has any type of business, commercial, consulting or professional relationship with Acorn.

    3.20  Books and Records.  The books and records of Acorn are located at 4
          -----------------
Corporate Drive, Shelton, Connecticut. The books of account and other financial and corporate records of Acorn are in all Material respects complete and correct, and are maintained in accordance with good business practices, as could reasonably be expected for a company the size and scope of Acorn (provided, however, that this representation does not diminish the representations in
Section 3.11). The minute books of Acorn, as made available to Intek and its counsel, contain complete and accurate records of all meetings and accurately reflect all other corporate action of the shareholders and directors (and committees thereof) of Acorn through the date hereof.

    3.21  Insider Transactions.  Schedule 3.21 (when read with Schedule 3.19)
          --------------------
sets forth: (i) the amounts and other essential terms of indebtedness or other obligations, liabilities or commitments (contingent or otherwise), whether written or oral, of Acorn to or from any past or present officer, director, or shareholder or any person related to, controlling, controlled by or under common control with any of the foregoing (other than for usual services performed in connection with such person's employment with Acorn, the payment for which is not yet due and does not constitute a bonus); and (ii) all proposed transactions with such persons, together with the essential terms thereof.

    3.22  Employees.  Since August 1, 1999, there has been no resignation or
          ---------
termination of any officer or key employee of Acorn that has had or is expected
to have a Material adverse effect on Acorn.   Acorn has received no
communication that any key employee or key consultant of Acorn is considering:
(i) terminating his or her employment or consultant status; or (ii) seeking a substantial increase in compensation or benefit.

    3.23  Union Contracts; Labor Relations; Etc.   Acorn is not presently, and
          -------------------------------------
has not been, party to any union or collective bargaining agreement. Acorn is in compliance in all Material respects with all applicable laws, rules and regulations respecting employment conditions and practices, has withheld all amounts required by law or agreement to be withheld from the wages or salaries of its employees and Acorn is not liable for arrears of wages or any taxes or penalties for failure to comply with any of the foregoing. Acorn has not engaged in any unfair labor practice, nor has Acorn discriminated on the basis of race, religion, age or sex, or other protected category in its employment conditions or practices, nor has Acorn taken any Material adverse action against any employee or consultant in breach of any agreement or policy, express or implied, oral or written, nor taken any Material adverse action against any employee or consultant in violation of public policy. Except as set forth in
Schedule 3.23 or in another Schedule to this Agreement, there are no: (i) charges or complaints of unfair labor practices, race, religion, age, sex or other discrimination, breach of employment or consultant agreement or policy, or breach of public policy pending or threatened against Acorn before any board,

            CONFIDENTIAL TREATMENT OF REDACTED PORTIONS APPLIED FOR

department, commission, agency or court, nor does any basis therefor exist; (ii) existing or threatened labor strikes, disputes, grievances, controversies or other labor troubles affecting Acorn; or (iii) pending or threatened union representation questions respecting the employees of Acorn.

    3.24  Employee Benefit Plans.  Except as listed on Schedule 3.24, Acorn
          ----------------------
does not have any employee benefit plan, stock option plan, stock appreciation plan, stock purchase plan, profit sharing plan, or retirement or deferred compensation plan (collectively "Plans"). Acorn has no liability (contingent or otherwise) to any other person (including a Plan trust or Plan) in respect of any profit sharing, retirement, deferred compensation or other employee benefit plan that is maintained, sponsored or contributed to by another person.

    3.25  Bank Accounts and Safe Deposit Arrangements.  Schedule 3.25 sets
          -------------------------------------------
forth a correct and complete list of each bank account, brokerage account, similar account and safe deposit box maintained by Acorn, and the names of all authorized signatories on such accounts.

    3.26  Powers of Attorney.  No person has any power of attorney to act on
          ------------------
behalf of Acorn in connection with any of the properties or business affairs of Acorn.

    3.27  No Finder.   Except as provided for in Section 2.7, neither Acorn nor
          ---------
the Key Shareholders has taken any action which would give to any person a right to a consultant's or finder's fee or any type of brokerage commission in relation to or in connection with the transactions contemplated by this Agreement.

    3.28  No Material Adverse Change.  Except as set forth in Schedule 3.28,
          --------------------------
since the Acorn Balance Sheet Date:

                   3.28.1. Acorn has not entered into any Material transaction which was not in the ordinary course of its business except as contemplated or disclosed by this Agreement;

                   3.28.2. There has been no Material adverse change to the business operations or financial condition of Acorn other than changes in the ordinary course of its business, none of which, individually or in the aggregate, has a Material adverse effect;

                   3.28.3. There has been no damage to, destruction of or loss of physical property (whether or not covered by insurance) that has had a Material adverse effect on the business or operations of Acorn;

                    3.28.4. There has been no resignation or termination of employment of any officer or key employee of Acorn, and Acorn does not have any actual knowledge or reason to know of the impending resignation or termination of employment of any

            CONFIDENTIAL TREATMENT OF REDACTED PORTIONS APPLIED FOR

officer or key employee of Acorn that would have a Material adverse effect on the business of Acorn;

                   3.28.5. All loans or advances made by Acorn to any of its employees, officers or directors are disclosed on Schedule 3.21, which Schedule sets forth the name of such employee, officer or director, the loan amount, the date of the loan, the maturity date and the other terms of each such loan.

                   3.28.6. Acorn has not made or granted any employee a bonus, or any general or specific wage or salary increase, outside the ordinary course of business (and in any event less than 10%), engaged any new officer, or engaged any new employee outside the ordinary course of business;

                   3.28.7. Acorn has not made any increase in or commitment to increase any employee benefits or adopted or made any commitments to adopt any additional employee benefit plan;

                   3.28.8. Acorn has not declared or paid any distribution to its Key Shareholders, whether in the nature of dividends or otherwise, or purchased or redeemed any of its outstanding shares of capital stock or other securities, or paid any debt for borrowed money to any Shareholder or any affiliate of a Shareholder; and

                   3.28.9. Acorn has not issued or sold any shares of its capital stock or any other securities, or granted any options or other rights for the purchase of any shares of its capital stock or other securities.

     3.29  Investment Representations.  Each Shareholder individually
           --------------------------
represents and warrants to Intek that:

                   3.29.1. he or she is acquiring Intek Shares, if applicable, for his or her own account for investment, not for the interest of any other person, not for resale to any other person and not with a view to or in connection with a sale or distribution;

                   3.29.2. he or she has provided the information requested in written due diligence requests of Intek to the Shareholder related to the Shareholder, and that such information provided by him or her is true and correct in all respects;

                   3.29.3. he or she has had an opportunity to ask questions of and receive answers from representatives of Intek with respect to the acquisition of the Intek Shares. Intek has made available to him or her all documents requested and has provided answers to all such persons' questions relating to receipt of the Intek Shares, including the Intek Financial Statements (as defined in Section 4.7);

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            CONFIDENTIAL TREATMENT OF REDACTED PORTIONS APPLIED FOR

                   3.29.4. he or she acknowledges that, because the Intek Shares will not have been registered under the Securities Act of 1933, as amended (the "Act"), or applicable state securities laws, any resale inconsistent with the Act may create liability on his or her part and/or the part of Intek, and agrees not to assign, sell, pledge, transfer or otherwise dispose of or transfer any of the Intek Shares unless registered under the Securities Act and applicable state securities laws or he has delivered an opinion of counsel satisfactory to Intek that such registration is not required;

                   3.29.5. he or she is able to bear the economic risk of an investment in the Intek Shares and, by reason of his or her business or financial experience or the business or financial experience of his or her professional advisors who are unaffiliated with and who are not compensated by Intek, directly or indirectly, has the capacity to protect his or her own interests in connection with the transactions contemplated hereby; and

                   3.29.6. he or she acknowledges that all certificates of the Intek Shares and the Spider Shares issued pursuant hereto, shall contain substantially the following legend:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THEY MAY NOT BE OFFERED OR TRANSFERRED BY SALE, ASSIGNMENT, PLEDGE OR OTHERWISE UNLESS (I) A REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT IS IN EFFECT OR (II) THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL, WHICH OPINION IS SATISFACTORY TO THE CORPORATION, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT."

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED PURSUANT TO, AND ARE SUBJECT TO A SHARE PURCHASE AGREEMENT AMONG INTEK INFORMATION, INC., ACORN INFORMATION SERVICES, INC. AND CERTAIN ACORN KEY SHAREHOLDERS NAMED THEREIN, DATED ________________, 1999, AS AMENDED FROM TIME TO TIME, AND A CERTAIN SHAREHOLDERS AGREEMENT AMONG INTEK INFORMATION, INC. AND CERTAIN SHAREHOLDERS NAMED THEREIN, DATED ___________, ________ AS AMENDED FROM TIME TO TIME COPIES OF SUCH AGREEMENTS ARE AVAILABLE AT THE OFFICES OF THE ISSUER.

                   3.29.7. his or her state of residence and mailing address is as shown on Schedule 3.29.7.

            CONFIDENTIAL TREATMENT OF REDACTED PORTIONS APPLIED FOR

          3.29.8. Each Shareholder hereby agrees that, to the extent such Shareholder receives Intek Shares which become issuable pursuant to the terms and conditions of this Agreement at any time subsequent to the date of the Closing, such Shareholder will reaffirm, in writing for the benefit of Intek, the representations set forth in this Section 3.29 as of the date of the issuance of the Intek Shares.

          3.29.9. Neither Acorn nor any Shareholder, nor any "associate" of Acorn or any Shareholder as such term is defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, is, or has a relationship with, a member of the National Association of Securities Dealers, Inc. ("NASD"), or is an officer, director, registered representative, lender, employee or beneficial owner of 10% or more of a NASD member or any corporation or entity which owns a 10% or greater ownership interest in an NASD member.

    3.30  Suppliers and Customers. Except as set forth in Schedule 3.30, there
          -----------------------
are no Material agreements of over twelve (12) months in duration which commit Acorn to carry on business at fixed prices or prices determined by an established formula. No supplier or customer accounted for more than five percent (5%) of Acorn's consolidated sales or purchases in either the past fiscal year or in the interim period ended as of the Balance Sheet Date, and no supplier or customer Material to Acorn's business has terminated its relationship with Acorn, or has since the Balance Sheet Date decreased or delayed Materially, or threatened to decrease or delay Materially, its services or supplies to Acorn.

    3.31  Securities Act, Etc. Neither Acorn, nor its respective officers,
          -------------------
directors, or controlling persons (a) have been convicted within the ten years preceding the date of this Agreement of any felony or misdemeanor of the types described in Rule 262 (b)(1) under the Securities Act, (b) are subject to an order, judgment or decree of the types described in Rule 262(b)(2) under the Securities Act, (c) are subject to an order of the SEC of the types described in Rule 262(b)(3) under the Securities Act, (d) have been suspended or expelled from, or suspended or barred from association with a member of, a national securities exchange or as described in Rule 262(b)(4) under the Securities Act or (e) are subject to an order or injunction as described in Rule 262(b)(5) under the Securities Act.

    3.32  Lawyers and Accountants. Acorn and the Key Shareholders are not
          -----------------------
relying upon any investigation made by Intek's counsel or accountants or the presence of such counsel or accountants as an indication that counsel or the accountants has reviewed or passed upon the representations, warranties, projections or business plan of Intek or the wisdom of an investment in Intek.

    3.33  Accounting Controls. Neither Acorn, nor any director, officer,
          -------------------
agent, employee, consultant or other person associated with or acting on behalf of any Acorn, has (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses

            CONFIDENTIAL TREATMENT OF REDACTED PORTIONS APPLIED FOR

relating to political activity or (b) made any direct or indirect unlawful payments to government officials or others from corporate funds or established or maintained any unlawful or unrecorded funds.

    3.34  Names. Since the date of its inception, Acorn has not used any trade
          -----
name, d/b/a, or other name to identify itself, except Acorn Information Services, Inc.

    3.35  Material Misstatements or Omissions. No representations or
          -----------------------------------
warranties by Acorn or any Key Shareholder in this Agreement, or any document, exhibit, statement, certificate or schedule furnished to Intek by a representing party pursuant hereto, or in connection with the transactions contemplated hereby, intentionally contains any untrue statement of a Material fact, or intentionally omits to state any Material fact necessary to make the statements or facts contained herein or therein in the context in which they were made not misleading. Any forecasts or projections, including in the Business Plan, delivered by or on behalf of Acorn are not guarantees or representations as to performance and Acorn and the Key Shareholders expressly disclaim any warranty as to the profitability or future prospects of Acorn.

    3.36  Not A United States Real Property Interest. Acorn has delivered to
          ------------------------------------------
Intek an affidavit in the form attached as Exhibit 3.36 hereto certifying that Acorn is not and has never been a United States Real Property Holding Company as defined in the Code.

    3.37  Other. Acorn has delivered to Intek Certificates of the Secretary of
          -----
State (or other authorized officer) of the State of Delaware certifying as of a date within thirty (30) days before the Closing Date that Acorn is, as of such date, in good standing and authorized to transact business as a domestic corporation. Acorn has delivered to Intek Certificates of the Secretary of State (or other authorized officer) of each jurisdiction in which Acorn is qualified to do business as a foreign corporation, certifying as of a date within thirty (30) days before the Closing Date that Acorn is, as of such date, in good standing and authorized to transact business as a foreign corporation in such jurisdiction. Acorn has delivered the written resignations, effective as of the Closing, of all officers and members of the Board of Directors of Acorn except those persons to remain as directors or officers, as applicable, hereunder. The approvals and all consents from third parties and governmental agencies (including under Blue Sky laws) required by Acorn, or a Shareholder (other than approvals or consents required by Acorn the absence of which would not have a Material adverse effect on the ability of Intek or Acorn to operate their respective business after the Closing) required to consummate the transactions contemplated hereby and any additional regulatory consents have been obtained.

    3.38  Year 2000 Compliance. In all Material respects, products used by
          --------------------
Acorn, and products sold and/or licensed by Acorn in the conduct of its business and all other products used in combination with products sold and/or licensed by Acorn, are designed to be used prior to, during and after the calendar year
2000 A.D. and will be capable of accurately processing date data, without error, delay or the need for manual input with respect to date data, specifically

             CONFIDENTIAL TREATMENT OF REDACTED PORTIONS APPLIED FOR

including without limitation date data which represents or references the 20/th/ and 21/st/ centuries, including the years 1999 and 2000 and February 29, 2000.

     Without limiting the generality of the foregoing:

     (i) The equipment, hardware, software and intellectual properties included in the Acorn assets will not abnormally end or provide invalid or incorrect results as a results of date data, specifically including date data which represents or references different centuries or more than one century.

     (ii) The equipment, hardware, software and Intellectual Property owned, licensed, leased or used by Acorn have been designed to ensure year 2000 compatibility, including, but not limited to, date data century recognition, calculations which accommodate same century and multi-century formulas and date values, and date data interface values that reflect the century.

     (iii) The equipment, hardware, software and Intellectual Property owned, licensed, leased or used include "Year 2000 capabilities". "Year 2000 capabilities" means the equipment, hardware, software and Intellectual Property:

           (a) will manage and manipulate data involving dates, including single century formulas and multi-century formulas, and will not cause an abnormally ending scenario within the application or generate incorrect values or invalid results involving such dates; and

           (b) provides that all date-related user interface functionalities and data fields include the indication of century; and

           (c) provides that all date-related data interface functionalities include the indication of century.

     Intek expressly acknowledges that Acorn has relied on the representations and warranties of third party vendors with respect to such vendors' products used, sold or licensed by Acorn.

     3.39  Due Diligence.  Acorn has provided to Intek the information requested
           -------------
in the due diligence request dated August 27, 1999, and the information so provided was true and correct in all Material respects.

                                   ARTICLE 4

                    REPRESENTATIONS AND WARRANTIES OF INTEK
                    ---------------------------------------

     Intek represents and warrants (as limited by ARTICLE 8) to Acorn and the Shareholders as follows as of the Closing:

             CONFIDENTIAL TREATMENT OF REDACTED PORTIONS APPLIED FOR

    4.1  Organization; Good Standing; Power; Etc.   Intek (i) is a corporation
         ---------------------------------------
duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) is authorized or licensed to do business as a foreign corporation and is in good standing in the jurisdictions listed in Schedule 4.1;
(iii) is not required to be authorized or licensed to do business as a foreign corporation in any other jurisdiction (within or without the United States) except jurisdictions in which Intek's failure to qualify to do business will have no Material adverse effect on the business, prospects, operations, properties, assets or condition (financial or otherwise) of Intek or, if Intek is not so qualified in any such jurisdiction, it can become so qualified in such jurisdiction without any Material adverse effect; and (iv) has the requisite power and authority to own, lease and operate its properties and to carry on its business as currently conducted.

    4.2  Restrictions; Burdensome Agreements. Intek is not a party to any
         -----------------------------------
contract, commitment or agreement, and its properties and assets are not subject to or bound or affected, by any charter, bylaw or other corporate restriction, or any order, judgment, decree, law, statute, ordinance, rule, regulation or other restriction of any kind or character, which would: (i) prevent Intek from entering into this Agreement or the Documents or from consummating the transactions contemplated hereby; or (ii) have a Material adverse effect on the business, properties, prospects or the condition, financial or otherwise, of Intek. To the best of Intek's knowledge, none of Intek's contracts or agreements are on terms more burdensome to Intek than typical contracts and agreements in its industry for companies the size and scope of Intek.

    4.3  Subsidiaries.  Intek does not own and Intek has never owned, any
         ------------
interest, directly or indirectly, in any other corporation, person, company, limited liability company, business, trust, partnership, limited partnership, joint venture, or other entity or association, except Brokerage Administrators Corporation, Intek Insurance, Inc., Intek Teleservices, Inc., and Spider.

    4.4  Capitalization; Outstanding Shares.    The authorized capital stock of
         ----------------------------------
Intek consists solely of 105,805,860 shares of Common Stock, with a stated par value of $0.0001 per share, of which 40,506,547 shares are or will be issued and outstanding (on an as converted to common stock basis) immediately prior to the Closing and 63,321,322 shares of outstanding Preferred Stock, which have been designated as Series A, Series B, Series C, Series D and Series E Preferred Stock as set forth in the Capitalization Table attached hereto as in Schedule
4.4. The outstanding shares of capital stock of Intek have been duly authorized and validly issued, and are fully paid and non-assessable. A complete and accurate schedule listing all shareholders of Intek and the number of shares held by each such shareholder on an as converted to common stock basis is set forth in Schedule 4.4 and such Schedule will be updated as of the Closing by an officer's certificate of Intek. As of the Closing and at all times thereafter, Intek shall have reserved the maximum number of shares which could constitute Intek Shares for issuance hereunder. Except as set forth in (i) Schedule 4.4;
(ii) the Intek Amended and Restated

            CONFIDENTIAL TREATMENT OF REDACTED PORTIONS APPLIED FOR

Certificate of Incorporation, as amended; and (iii) the Amended and Restated Shareholders Agreement, dated as of October 1, 1999, there are no preemptive rights or rights of first refusal with respect to Intek's capital stock, and there are no written or oral agreements, understandings, arrangements or commitments, certificate of incorporation, bylaw or instrument (including options, warrants or convertible securities) which creates any rights in any person with respect to shares of the capital stock or any other securities of Intek including any which relates to the voting of, restricts the transfer of, requires Intek to issue or sell, or creates rights in any person with respect to the capital stock or other securities of Intek (or warrants or rights with respect thereto).

    4.5  Charter and Bylaws; Officers and Directors. Complete and correct
         ------------------------------------------
copies of: (i) Intek's corporate charter or articles of incorporation, as amended to date ("Intek Charter"), certified by the Secretary of State of Delaware; and (ii) Intek's Bylaws, as amended to date ("Intek Bylaws"), are attached as Schedule 4.5.A. Such Charter and Bylaws are fully in force and effect, and Intek is not in violation of any of the provisions thereof. A complete and correct list of all officers and directors of Intek is set forth in
Schedule 4.5.B.

    4.6  Authorization.  Intek has all requisite power and authority to
         -------------
execute, deliver and perform this Agreement, and any ancillary agreements hereto, and to consummate the transactions contemplated hereby. All corporate action on the part of Intek, its directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement and the Documents by Intek has been taken. This Agreement constitutes, and the Documents constitute, valid and binding obligations of Intek, enforceable in accordance with their respective terms, except as may be limited by principles of public policy and except as indemnification provisions may be limited by securities laws, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The Intek Shares, when issued in compliance with the provisions of this Agreement at their respective times of issuance, (i) will be validly issued, fully paid and non assessable, will be free of any liens or encumbrances, and will not be subject to any restrictions on transfer (except for those set forth in the Shareholders Agreement or herein), provided, however, that such shares may be subject to
                      --------
restrictions on transfer under the state and/or federal securities laws as set forth herein, and (ii) are not and will not be subject to any preemptive rights or rights of first refusal except for those in the Shareholders Agreement, the Intek Charter, as may be amended from time to time, and herein.

    4.7  Financial Statements.  Intek's audited balance sheets dated as of the
         --------------------
fiscal years ended 1997 and 1998 and Intek's audited statements of operations for the fiscal years ended 1997 and 1998, and Intek's unaudited balance sheet and statement of operations for the interim period ended June 30, 1999 (the "Intek Financial Statements") are attached as Schedule 4.7. The Intek Financial Statements have been prepared in accordance with GAAP, and fairly present, in

            CONFIDENTIAL TREATMENT OF REDACTED PORTIONS APPLIED FOR

all Material respects, the financial condition and results of operations of Intek as of the dates indicated.

    4.8  No Material Adverse Change.  Since August 1, 1999 (the "Intek
         --------------------------
Reference Date"), there has not been any Material adverse change in the business, financial position or results of operation or prospects of Intek.

    4.9  Material Liabilities.    Except as described in the Intek Financial
         --------------------
Statements, herein, or Schedule 4.9, Intek does not have any obligations or liabilities (whether accrued, absolute or contingent) other than obligations or liabilities incurred in the ordinary course of business since the Intek Reference Date, in excess of $500,000 in any one case or which is Material to Intek.

    4.10 Material Contracts. All contracts, agreements and instruments to
         ------------------
which Intek is a party are valid, binding and in full force and effect in all Material respects, and are valid, binding and enforceable by Intek in accordance with their respective terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. Neither Intek nor, to the best of Intek's knowledge, any other party to such contracts, agreements or instruments is in default in any Material respect under such contracts, agreements or instruments, except as listed on Schedule 4.10.

    4.11 Compliance with Other Instruments, None Burdensome, Etc.  Intek is
         --------------------------------------------------------
not in violation of any Material term or provision of the Intek Charter or Intek Bylaws, or any Material mortgage, indebtedness, indenture, contract, agreement, instrument, judgment or decree, and to its knowledge is not in violation of any order, statute, rule or regulation applicable to Intek. The execution, delivery and performance of and compliance with this Agreement, and the issuance of the Intek Shares, have not resulted and will not result in any violation of, or conflict with, or constitute a default under, any of the terms of the Intek Charter or Intek Bylaws or any corporate restriction or of any indenture, mortgage, deed of trust, pledge, bank loan or credit agreement, or any instrument, document or agreement by which Intek or its properties may be bound or affected, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of Intek.

    4.12 Litigation, Etc. Except as set forth in Schedule 4.12, there is no
         ---------------
claim, action, suit, proceeding, arbitration, investigation or inquiry pending before any federal, state, municipal, foreign or other court or any governmental, administrative or self-regulatory body or agency, or any private arbitration tribunal, (or to the best of Intek's knowledge is there any threat, or basis for, any such claim, action, suit, proceeding arbitration, investigation or inquiry), which may have any Material adverse effect upon the assets, properties or business of Intek or the transactions contemplated by this Agreement. Neither Intek nor any officer, director, partner, agent or employee of Intek has been permanently or temporarily enjoined or barred by order,

            CONFIDENTIAL TREATMENT OF REDACTED PORTIONS APPLIED FOR

judgment or decree of any court or other tribunal or any agency or self-regulatory body from engaging in or continuing any conduct or practice in connection with the business engaged in by Intek. There is not in existence at present any order, judgment or decree of any court or other tribunal or any agency or self-regulatory body to which Intek or the business, properties or assets, of Intek are subject or by which they are bound. Intek is not in Material default under any order, license, tariff, regulation or demand of any federal, state, municipal, foreign or other governmental, administrative or self-regulatory body or with respect to any order, writ, injunction or decree of any court or arbitration body.

    4.13  Governmental Consents.  No consent, approval or authorization of, or
          ---------------------
exemption by, or filing with any governmental, public or self regulatory body or authority is required by Intek for the consummation of this Agreement or any of the instruments or agreements referred to, or the taking of any action, herein contemplated, except for the qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) of the issuance of the Intek Shares under applicable Blue Sky laws or SEC rules and regulations, which filings and qualifications, if required, will be accomplished by Intek in a timely manner prior to or within ten (10) days after the date of issuance of the Intek Shares).

    4.14  Intek Tax Matters.
          -----------------

                   4.14.1. Intek's fiscal year for income tax reporting purposes ends December 31.

                   4.14.2. Intek has timely filed (including extensions) all Tax Returns that are required to have been filed by it with appropriate federal, state, county and local government agencies or instrumentalities, that would have a Material adverse effect if not filed, except as provided in Schedule
4.14. Intek has paid or established reserves for all income, franchise, payroll and other Taxes except as set forth in Schedule 4.14. There is no pending dispute with any taxing authority relating to any of Intek's Returns. To the best of Intek's knowledge, Intek is not subject to any proposed Material liability for any Tax to be imposed upon its properties or assets for which there is not an adequate reserve reflected in the Intek Financial Statements or accrued since the date of the Intek Financial Statements. No federal or state income or sales Tax Returns of Intek have been audited. An estimate of accrued Taxes is set forth in Schedule 4.14. Intek has not executed or filed with any Taxing authority any agreement extending the period for assessment or collection of any Taxes. Intek has not consented to having the provisions of Section 341(f) (which relates to collapsible corporations) of the Code apply to it.

                   4.14.3. Intek has never been taxed pursuant to Subchapter S of the Code.

            CONFIDENTIAL TREATMENT OF REDACTED PORTIONS APPLIED FOR

    4.15  Offering.  Subject to the accuracy of Acorn's and the Shareholders'
          --------
representations in ARTICLE 3 hereof, which representations shall be reaffirmed as of the date of any issuances of Intek Shares pursuant hereto, the offer, sale and issuance of the Intek Shares constitute transactions exempt from the registration requirements of Section 5 of the Securities Act and applicable Blue Sky laws. Neither Intek nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

    4.16  Brokers or Finders.  Except as set forth in Section 2.7 hereof,
          ------------------
Intek has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement. Intek will indemnify and hold Acorn and the Shareholders harmless for any breach of this Section 4.16.

    4.17  Compliance; Licenses and Permits.
          --------------------------------

               4.17.1. Intek has all requisite corporate power and authority, and all permits, licenses, tariffs, orders and approvals of governmental and administrative authorities which are Material, to own, lease and operate its properties and to carry on its business as presently or previously conducted. All such presently existing permits, licenses, tariffs, orders and approvals Material to the conduct of the business of Intek are in full force and effect, and no suspension or cancellation of any of them is pending or, to the best of Intek's knowledge, threatened.

               4.17.2. Intek has complied in all respects with, and is not in violation in any respect of, all or any Legal Requirements applicable to the business of Intek as presently or previously conducted, or as currently proposed to be conducted except where such non-compliance or violation has not had, and could not reasonably be expected to have, a Material adverse effect upon Intek. Intek (including to the best of Intek's knowledge all applicable employees) has all Permits which are required for the conduct of its business presently or previously conducted by Intek, which Permits are in full force and effect, and no violations are outstanding or uncured with respect to any such Permits and no proceeding is pending or, to the best of Intek's knowledge, threatened to revoke or limit any thereof. No condition or event has occurred which, with notice or the passage of time or both, would constitute a violation of a Legal Requirement or Permit except where such noncompliance or violation has not had, and could not reasonably be expected to have, a Material adverse effect upon Intek. To the best of Intek's knowledge, its current and currently contemplated activities will not violate any Legal Requirement in such a fashion as to have a Material adverse effect on Intek.

    4.18  Material Misstatements or Omissions.  No representations or
          -----------------------------------
warranties by Intek in this Agreement, or any Document, exhibit, statement, certificate or schedule furnished by Intek to a Key Shareholder or Acorn pursuant hereto, or in connection with the transactions contemplated hereby, to the best of Intek's knowledge intentionally contain any untrue statement of a Material fact, or intentionally omit to state any Material fact necessary to make the

            CONFIDENTIAL TREATMENT OF REDACTED PORTIONS APPLIED FOR

statements or facts contained herein or therein in the context in which they were made not misleading.

    4.19  Lawyers and Accountants.  Intek is not relying upon any
          -----------------------
investigation made by Acorn's counsel or accountants or the presence of such counsel or accountants as an indication counsel or the accountants has reviewed or passed upon the representations, warranties, projections or business plan of Acorn or the wisdom of an investment in Acorn.

    4.20  Effect of Agreement, Etc.  The execution, delivery and performance
          ------------------------
of this Agreement by Intek and the consummation of the transactions contemplated hereby will not, with or without the giving of notice of the lapse of time, or both: (i) violate any provision of law, statute, rule or regulation to which Intek is subject; (ii) violate any judgment, order, writ or decree of any court, arbitrator or governmental agency applicable to Intek; (iii) have any effect on any of Intek's permits, licenses, tariffs, orders or approvals or the ability of Intek to make use of such permits, licenses, tariffs, orders or approvals, except as set forth in Schedule 4.20; or (iv) result in the breach of or conflict with any term, covenant, condition or provision of, result in the modification or termination of, constitute a default under, or result in the creation or imposition of, any lien, security interest, charge or encumbrance upon any of the properties or assets of Intek pursuant to any charter, bylaw, commitment, contract or other agreement or instrument to which Intek is a party or by which any of its assets or properties are or may be bound or affected or from which Intek derives benefit.

    4.21  Other.  Intek has delivered to Acorn Certificates of the Secretary
          -----
of State (or other authorized officer) of the State of Delaware certifying as of a date within thirty (30) days before the Closing Date that Intek is, as of such date, in good standing and authorized to transact business as a domestic corporation. Intek has delivered to Acorn Certificates of the Secretary of State (or other authorized officer) of Delaware, Colorado, California and Kansas certifying as of a date within thirty (30) days before the Closing that Intek is, as of such date, in good standing and authorized to transact business as a foreign corporation in such jurisdiction. Intek has obtained the approvals and all consents from third parties and governmental agencies (including under Blue Sky laws, except to the extent obligations to obtain such approvals and consents are not yet required) required to consummate the transactions contemplated hereby and any additional regulatory consents have been obtained (other than approvals or consents required by Intek the absence of which would not have a Material adverse effect on the ability of Intek or Acorn to operate their respective business after the Closing).

                                   ARTICLE 5

                        OTHER COVENANTS AND AGREEMENTS
                        ------------------------------


     Acorn, the Shareholders and Intek covenant that as of the Closing (and continuing after the Closing as to the parties named in and covenants contained in Sections 5.1, 5.9, 5.11, 5.12,

          CONFIDENTIAL TREATMENT OF REDACTED PORTIONS APPLIED FOR

5.13, 5.14, 5.15, 5.16 and 5.17):

     5.1  Access to Information.
          ---------------------

          5.1.1.  Financial Information.  Intek shall:
                  ---------------------

                  5.1.1.1. deliver to each of the Shareholders as soon as practicable, but in any event within forty-five (45) days after available to Intek, an income statement, balance sheet and statement of shareholder's equity as of the end of such fiscal year, prepared in accordance with GAAP and audited and certified by independent public accountants of nationally recognized standing selected by Intek.

                  5.1.1.2. upon request, deliver to each Shareholder such financial and other business information relating to Intek as Intek routinely provides to Intek executives of similar responsibility and compensation levels as the Key Shareholders who are not also members of the Intek Executive Management Committee (as provided in Section 5.17 below); and

                  5.1.1.3. make available for inspection at Intek's offices all financial statements and other written materials relating to Intek's financial condition that is distributed to the Intek Executive Management Committee.

          5.1.2.  Inspection.  Intek shall permit each Shareholder at such
                  ----------
Shareholder's expense, to visit and inspect Intek's properties, to examine its books of account and records and to discuss Intek's finances and accounts with its officers, all at such reasonable times as may be requested by the Shareholder and in accordance with applicable law.

          5.1.3.  Termination of Information and Inspection Covenants.  The
                  ---------------------------------------------------
covenants set forth in Section 5.1.1 and 5.1.2 herein shall terminate as to each Shareholder and be of no further effect upon the effective date of an IPO or when Intek first becomes subject to the periodic reporting requirements of the Exchange Act (or similar provisions then in effect), or if such Shareholder is no longer a holder of Intek Shares, whichever event shall first occur. Notwithstanding the foregoing, Intek shall not be required to comply with the requirements in Section 5.1.1.3 upon the termination of employment of any Key Shareholder with Acorn for any reason.

     5.2  Business Relationships.  Acorn shall use all reasonable efforts to
          ----------------------
preserve present relationships with suppliers, customers, employees, vendors, and others having relationships with the businesses of Acorn. Acorn will conduct its operations and business only in the normal course of business consistent with past practices and in compliance with all applicable laws, statutes, rules, regulations, ordinances and orders.

          CONFIDENTIAL TREATMENT OF REDACTED PORTIONS APPLIED FOR

     5.3  No Shop.  As an inducement to Intek to provide the Bridge Loan, Acorn
          -------
executed and delivered to Intek a Standstill Agreement, dated June 4, 1999, incorporated herein by reference and attached hereto as Exhibit 5.3, which governs the rights and obligations of Acorn and Intek with respect to discussions or agreements with other parties concerning the transactions contemplated by this Agreement. Such Standstill Agreement remains in effect.

     5.4  Amendments.  Acorn agrees not to amend, revoke or suspend any
          ----------
provision in the Acorn Charter or Bylaws except as requested by Intek in connection herewith.

     5.5  Resignations and Closing Date Board.  The Key Shareholders and Acorn
          -----------------------------------
as of the Closing will have caused the resignation of all necessary officers and directors, and the election of officers and directors, so that immediately after the Closing the Board of Directors and officers of Acorn may be as contemplated in Schedule 5.5.

     5.6  Signature Cards.  Acorn shall prepare new signature cards for each
          ---------------
bank, depository, savings, brokerage or similar account, of Acorn, effective as of the Closing.

     5.7  Additional Financial Statements.  Acorn shall, on a monthly basis,
          -------------------------------
deliver to Intek the reconciled bank statements, check registers, accounts receivable aging reports and accounts payable aging reports of Acorn, prepared in the ordinary course of business, but in no event shall any such monthly statements be delivered later than thirty (30) days after the end of the applicable period.

     5.8  Satisfaction of Conditions.  The parties hereto each shall use their
          --------------------------
best efforts to satisfy any Conditions of Closing set forth in ARTICLE 6 herein or in any other document executed in connection with this Agreement or the transactions contemplated herein.

     5.9  Tax Elections - Post Closing Change.  No new elections with respect
         -----------------------------------
to taxes or any changes in current elections with respect to taxes affecting Acorn shall be made after the date of this Agreement without the prior written consent of Intek.

     5.10 This Section intentionally left blank.
          -------------------------------------

     5.11 Confidentiality.  Intek, Acorn and each Shareholder acknowledge and
         ---------------
agree that each party will have access to certain "Confidential Information" (as defined below) of the other parties, and in the future may gain additional Confidential Information. For the purpose of this Agreement, "Confidential Information" shall mean (x) information regarding the business of Intek or of Acorn which is not generally known and which gives such entity an advantage over competitors who do not know or use it, including but not limited to Intek's or Acorn's plans for future products or developments and (y) confidential information concerning third persons (including employees) which is not generally known. Notwithstanding the foregoing, Confidential Information shall not include: (i) information which is, or was at the time it was

            CONFIDENTIAL TREATMENT OF REDACTED PORTIONS APPLIED FOR

disclosed, generally or readily obtainable by the public or the trade, (ii) information which is publicly known or becomes known, through no fault or activity of the party to whom the Confidential Information was disclosed, (iii) information disclosed pursuant to the requirement of a court, administrative agency, or other governmental body, or (iv) information which is disclosed pursuant to applicable law, rule or regulation. Intek and Acorn (on a post-Closing basis as to Confidential Information of the Shareholders), and each of the Shareholders (as to Confidential Information of Intek and Acorn) agree at all times to regard and preserve as confidential such Confidential Information, and to refrain from publishing or disclosing any part of it and from using, copying or duplicating it in any way or by any means whatsoever. Each of the Shareholders agrees to certify the destruction of or to return any Confidential Information to the owner of such Confidential Information upon request.

    5.12  Covenant Not to Compete.
          -----------------------

               5.12.1. Covenant.  In exchange for the consideration provided by
                       --------
Intek and the entering into of this Agreement, and in order to protect the trade secrets of the Subject Company (as defined below), each Key Shareholder severally, not jointly, hereby agrees with Intek that such Key Shareholder shall not compete directly or materially with a Subject Company in the business of (i) inbound or outbound telemarketing or teleservicing; (ii) outsourced teleservicing; (iii) customer direct e-servicing business, which includes, without limitation, the design, development, marketing and sale of business tools (including business rules and processes) and computer software that assist businesses and other organizations in selling products directly to consumers on the Internet, or (iv) "data mining" by which demographic data is either gathered or analyzed in order to direct or improve marketing or customer service activities (collectively the "Business"), during the Non-Compete Period (as defined below). The parties agree that they shall not during such period make public statements in derogation of each other, except as may be required by law. For the purposes of this Section, the term "Subject Company" shall mean Intek and any direct or indirect subsidiaries, parents and affiliates of Intek including Acorn. Competing directly or materially with the Subject Company shall mean (a) either (i) engaging or (ii) having a material interest (any ownership or profit interest over 5% always being material), directly or indirectly, as owner, employee, officer, director, partner, venturer, shareholder, capital investor, consultant, agent, principal, advisor or otherwise, either alone or in association with others, in the operation of any individual or entity engaged in
(b) the Business within Canada or the continental United States, including the California counties which would appear here if each county in California was listed here. Competing directly or materially with the Subject Company, as used in this Agreement, shall be deemed not to include an ownership interest as an inactive investor, which for purposes of this Section shall mean the beneficial ownership of less than five percent (5%) of the outstanding shares of any series or class of securities of any competitor of the Subject Company, which shares are publicly traded in the securities markets. The Key Shareholders agree that the Business is inherently nationwide in scope.

            CONFIDENTIAL TREATMENT OF REDACTED PORTIONS APPLIED FOR

          5.12.2. The Key Shareholders each acknowledge that he or she has had or will have contacts with employees and/or customers of the Subject Company. Accordingly, the Key Shareholders each covenant and agree that during the term of the Non-Compete Period, he or she will not (i) solicit or hire any of the employees of a Subject Company who were employed by a Subject Company at or within one month before the Closing or during the Key Employee's employment by a Subject Company, (ii) interfere with the relationship of the Subject Company with any such employees, or (iii) personally target or solicit, or assist another to target or solicit, customers of Acorn for activities related to the Business, or attempt to influence any of the customers of the Subject Company not to do business with the Company.

          5.12.3.  Remedies.  Each of the Key Shareholders acknowledges and
                   --------
agrees that his or her obligations provided herein are necessary and reasonable in order to protect the Subject Company and its business, and each Key Shareholder expressly agrees that monetary damages may be inadequate to compensate the Subject Company for any breach by any Key Shareholder of his or her covenants and agreements set forth herein. Accordingly, each Key Shareholder agrees and acknowledges that, in addition to any other remedies that may be available, in law, in equity or otherwise, the Subject Company, and any successor or assign thereof, shall be entitled to obtain specific performance of this Section.

          5.12.4.  Term.  The term of the Covenant Not to Compete set forth
                   ----
herein (the "Non-Compete Period") shall begin on the Closing Date and end either
(i) if the Date of Termination is before the EBITDA Threshold is achieved, the longer of one (1) year after the Date of Termination or three (3) years after the Closing Date; or (ii) if the Date of Termination is after the EBITDA Threshold is achieved, the earlier of one (1) year after the Date of Termination or three (3) years after the Closing Date. Notwithstanding the foregoing provisions of this Section 5.12, the Covenant Not to Compete may be reduced in scope, geographic area or time as to a particular Key Shareholder pursuant to the written employment agreements that have been attached as Exhibit 6.1.1. A Key Shareholder shall have no obligation under this Section 5.12 if the Intek Chief Executive Officer consents, which consent shall not be unreasonably withheld, to a Key Shareholder's employment or performance of services for a business that does not directly compete with the Business. This provision does not prohibit the Subject Company and any other person from entering into any other covenant not to compete or other agreement, including the Employment Agreements, with different provisions and the obligations of the Key Shareholders under this Section 5.12 are independent from any such other covenant not to compete or other agreements.

          5.12.5.  Severability.   Should any one or more of the provisions of
                   ------------
this Section 5.12 be determined to be illegal or unenforceable, then such illegal or unenforceable provision shall be modified by the proper court or arbitrator to the extent necessary and possible to make such provision enforceable, and such modified provision and all other provisions of this Section and of each other agreement entered into pursuant to this Section shall be given effect separately from the provision or portion thereof determined to be illegal or unenforceable and

            CONFIDENTIAL TREATMENT OF REDACTED PORTIONS APPLIED FOR

shall not be affected thereby. If any of the provisions of Section 5.12 relating to the scope, periods or geographic area of restriction shall be deemed to exceed the maximum scope, periods of time or geographic area which a court of competent jurisdiction would deem enforceable, the scope, times and geographic area shall, for the purposes of Section 5.12, be deemed to be the maximum scope, time periods and geographic area which a court of competent jurisdiction would deem valid and enforceable in any state in which such court of competent jurisdiction shall be convened. The invalidity or unenforceability of any such provision in one jurisdiction shall not affect its validity or enforceability in another jurisdiction.

     5.13  Governmental Filings.  If any filings are required under federal,
           --------------------
state or other securities laws for the delivery of the stock portion of the Contingent Earn-Out Consideration or for the delivery of the Intek or Spider Shares, the parties will cooperate in such filings.

     5.14  Good Faith.  The parties will act in good faith in connection with
           ----------
the matters described herein.

     5.15  Existing Acorn Loans; Bridge Loan.
           ---------------------------------

               5.15.1.  Chase and Fleet Loans.  Upon the earlier of Acorn's
                        ---------------------
achievement of Sustained Profitability or November 30, 1999, Intek will obtain a release of the Key Shareholders from their obligations under their personal guaranties on loans provided to Acorn by The Chase Manhattan Bank ("Chase") and Fleet Bank ("Fleet"). Acorn will not make any prepayments on the Chase and Fleet loans without Intek's prior written consent; provided, however, that
                                                   --------
Intek's consent will not be required to make interest payments on the Chase and Fleet loans and principal payments necessary to maintain the minimum draw under such loans.

               5.15.2.  Bridge Loan.  Upon the earlier of Acorn's achievement of
                        -----------
Sustained Profitability or November 30, 1999, Intek will (a) release the Key Shareholders from their obligations under their personal guaranties of the Bridge Loan and (b) reduce the interest rate on the Bridge Loan to six percent (6%) per annum effective as of the month following achievement of Sustained Profitability or November 30, 1999 (whichever is earlier) and until the Bridge Loan is paid in full.

               5.15.3.  Acorn Officers Loans.  Upon the achievement of Sustained
                        --------------------
Profitability by Acorn and cumulative EBITDA from June 1, 1999 as reported by Acorn of an amount equal to or greater than $1,500,000, the Acorn Officers Loans will be repaid in full by Acorn. If Acorn fails to achieve either or both of these tests by January 1, 2001, then the Acorn Officers Loans will be will be paid in full by Intek or Acorn on January 1, 2001.

     5.16  Unwind Provision; Changes in Control; Intek IPO.
           -----------------------------------------------

               5.16.1. If, within three (3) years from the Closing, Intek becomes

            CONFIDENTIAL TREATMENT OF REDACTED PORTIONS APPLIED FOR

insolvent or sells all or substantially all of the stock or assets of Acorn to a third party, the Key Shareholders will have a right of first refusal to purchase the stock or assets of Acorn as the case may be on the same price and terms as the proposed sale, or Acorn's appraised value if Intek is insolvent and Acorn is not being sold.

               5.16.2. In the event of a Change in Control of Intek or an IPO of Intek securities:

                              a. the stock portion of the Contingent Earn-Out
Consideration payable under Section 2.2 (and subject to Section 2.4) for any prior years during the Earn Out Period shall be delivered to the Key Shareholders within thirty (30) days of such event free and clear of any liens, charges, security interests or encumbrances of any kind other than the Shareholders Agreement or other agreements generally applicable to Intek's common stock.

                              b. for any full year Contingent Earn-Out
Consideration payable under Section 2.2 (and subject to Section 2.4) for the year in which the Change in Control or IPO occurs, the cash portion will be paid to the Shareholders Representative (less any amounts to be paid into Escrow pursuant to Section 8.8.3 herein) and the stock portion will be delivered to the Shareholders upon the calculation by Intek of the Contingent Earn-Out Consideration payable for that full year but not later than thirty (30) days after Intek's determination of the amount of such Earn-Out Consideration.

     5.17  Board Observer; Executive Management Committee.
           ----------------------------------------------

               5.17.1. Venkat Sharma, as of the Closing, shall be designated as a nonvoting observer on the Intek Board of Directors and will be entitled to attend Board meetings. Observer status on the Intek Board of Directors will terminate if the Acorn Key Shareholders sell more than fifty percent (50%) of their Intek Shares or upon an IPO of Intek's securities, or upon an Intek Change in Control.

               5.17.2. Venkat Sharma and Shoba Murali, as of the closing, shall be designated members of the Intek Executive Management Committee ("EMC") and will be entitled to participate in EMC meetings. Solely at the discretion of Intek's Chief Executive Officer, EMC participation may terminate if the Acorn Key Shareholders sell more than fifty percent (50%) of their Intek Shares, upon Intek Change in Control or if the individual ceases being an Acorn employee.

               5.17.3. The above rights shall terminate as to any person who has been terminated as an Acorn employee for Cause (as defined in the Employment Agreement), or who has violated the confidentiality, non-compete or another material term of this Agreement.

            CONFIDENTIAL TREATMENT OF REDACTED PORTIONS APPLIED FOR

                                   ARTICLE 6

                             CONDITIONS OF CLOSING
                             ---------------------

    6.1  Intek's Conditions of Closing.  The obligation of Intek to consummate
         -----------------------------
the Closing shall be subject to and conditioned upon the satisfaction at the Closing of each of the following conditions and no other conditions (any of which maybe waived in writing by Intek, in whole or in part):

               6.1.1.  Employment Agreements.  Intek shall have received
                       ---------------------
executed Employment Agreements, in substantially the form attached hereto as
Exhibit 6.1.1, signed by Intek and each of the Key Shareholders.

               6.1.2.  Representations and Warranties.  All representations and
                       ------------------------------
warranties of Acorn and the Shareholders shall be true and correct in all Material respects as of the Closing as though such representations and warranties had been made on and as of that date, and certificates to the foregoing effect, in substantially the form attached hereto as Exhibit 6.1.2, dated as of the date of the Closing and signed by the President or any Vice President of Acorn, on behalf of Acorn, and by each of the Shareholders, individually, shall have been delivered to Intek.

               6.1.3.  Performance of Obligations.  All of the terms, covenants
                       --------------------------
and conditions of this Agreement to be complied with and performed by Acorn and the Shareholders on or before the Closing shall have been duly complied with and performed in all Material respects on or before the date of the Closing, and certificates to the foregoing effect, substantially in the form attached hereto as Exhibit 6.1.2, dated as of the date of the Closing and signed by the President or any Vice President of Acorn, on behalf of Acorn, and by each of the Shareholders, individually, shall have been delivered to Intek.

               6.1.4.  Consents and Approvals.  All necessary consents of and
                       ----------------------
filings required to be obtained or made by Acorn relating to the consummation of the transactions contemplated herein shall have been obtained and made.

               6.1.5.  Certified Certificate of Incorporation and Certificate of
                       ---------------------------------------------------------
Good Standing. Acorn shall have delivered to Intek (i) Acorn's Certificate of
-------------
duly certified by the Secretary of State of Delaware no less than thirty (30) days prior to the date of Closing and (ii) a certificate, dated as of a date no earlier than thirty (30) days prior to the date of Closing, duly issued by the Secretary of State of Delaware, certifying that Acorn is in good standing and authorized to do business.

               6.1.6.  Secretary's Certificate.  Intek shall have received a
                       -----------------------
certificate, substantially in the form attached hereto as Exhibit 6.1.6, dated as of the Closing Date and signed by the Secretary of Acorn, certifying as to
(i) the authenticity of the signatures

            CONFIDENTIAL TREATMENT OF REDACTED PORTIONS APPLIED FOR

of the President or any Vice President of Acorn who is authorized to act on behalf of Acorn with respect to the transactions contemplated by this Agreement, and (ii) the truth and correctness of attached copies of Acorn's Certificate of Incorporation (including amendments thereto), Bylaws (including amendments thereto), and resolutions of the board of directors and shareholders of Acorn approving Acorn's execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

               6.1.7.  Opinion of Counsel.  Intek shall have received an opinion
                       ------------------
from counsel for Acorn and the Shareholders, dated as of the date of Closing, in substantially the form attached hereto as Exhibit 6.1.7.

               6.1.8.  Additional Documents.  Intek shall have received such
                       --------------------
other documents as Intek may reasonably request to evidence the accuracy of any representation or warranty made by Acorn or the Shareholders, or the performance of or compliance with any covenants or obligations required by Acorn or the Shareholders, or to otherwise facilitate the consummation of any of the transactions contemplated by this Agreement.

               6.1.9.  Termination of Agreements Pertaining to Acorn Stock.
                       ---------------------------------------------------
Intek shall have received evidence of the expiration or termination of any and all agreements (other than with Intek) relating in any way to the Acorn Shares or ownership thereof.

     6.2  Acorn's Conditions of Closing.   The obligation of Acorn and the
          -----------------------------
Shareholders to consummate the Closing are subject to and conditioned upon the satisfaction at the Closing of each of the following conditions and no other conditions (any of which may be waived in writing by Acorn and the Shareholders, in whole or in part):

               6.2.1.  Employment Agreements.  The Key Shareholders shall have
                       ---------------------
received Acorn Employment Agreements, in substantially the form attached hereto as Exhibit 6.1.1, signed by Intek.

               6.2.2.  Representations and Warranties.  All representations and
                       ------------------------------
warranties of Intek shall be true and correct in all Material respects as of the Closing as though such representations and warranties had been made on and as of that date, and certificates to the foregoing effect, substantially in the form attached hereto as Exhibit 6.2.2, dated as of the date of the Closing and signed by the President or any Vice President of Intek, shall have been delivered to Acorn and the Shareholders.

               6.2.3.  Performance of Obligations.  All of the terms, covenants
                       --------------------------
and conditions of this Agreement to be complied with and performed by Intek on or before the Closing shall have been duly complied with and performed in all Material respects on or before the date of the Closing, and certificates to the foregoing effect, substantially in the form attached hereto as Exhibit 6.2.2, dated as of the date of the Closing and signed by the President or any

            CONFIDENTIAL TREATMENT OF REDACTED PORTIONS APPLIED FOR

Vice President of Intek, shall have been delivered to Acorn the Shareholders.

                    6.2.4.  Certified Articles of Incorporation and Good
                            --------------------------------------------
Standing Certificate. Intek shall have delivered to Acorn and the Shareholders
--------------------
(i) Intek's Certificate of Incorporation, duly certified by the Secretary of State of Delaware no less than thirty (30) days prior to the Closing Date and
(ii) a certificate, dated as of a date no earlier than thirty (30) days prior to the Closing Date, duly issued by the Secretary of State of Delaware, certifying that Intek is in good standing and authorized to do business.

                    6.2.5.  Secretary's Certificate  Acorn and the Shareholders
                            -----------------------
shall have received a certificate, substantially in the form attached hereto as
Exhibit 6.2.5, dated as of the Closing Date and signed by the Secretary of Intek, certifying as to (i) the authenticity of the signatures of the President or any Vice President of Intek who is authorized to act on behalf of Intek with respect to the transactions contemplated by this Agreement, and (ii) the truth and correctness of attached copies of Intek's Certificate of Incorporation (including amendments thereto), Bylaws (including amendments thereto), and resolutions of the board of directors of Intek approving Intek entering into this Agreement and the consummation of the transactions contemplated hereby.

                    6.2.6.  Opinion of Counsel. Acorn and the Shareholders shall
                            ------------------
have received an opinion from counsel for Intek, dated as of the date of Closing, in substantially the form attached hereto as Exhibit 6.2.6.

                    6.2.7.  Transaction Fee. Intek shall have paid a Transaction
                            ---------------
Fee in accordance with Section 2.7 above.

                    6.2.8.  Additional Documents.  Acorn and the Shareholders
                            --------------------
shall have received such other documents as Acorn and the Shareholders may reasonably request to evidence the accuracy of any representation or warranty made by Intek, or the performance of or compliance with any covenants or obligations required by Intek, or to otherwise facilitate the consummation of any of the transactions contemplated by this Agreement.

                    6.2.9.  Consent to Registration Right.  Intek shall have
                            -----------------------------
received the consent of holders of registration rights with respect to Intek Shares, as required prior to a grant of registration rights to the Shareholders, if any, pursuant to Section 2.2.4 above.

                                   ARTICLE 7

                                   AMENDMENT
                                   ---------

     This Agreement may be amended by Intek, Acorn and the Shareholders by action taken by the respective Boards of Directors of Intek and Acorn and by the Shareholders individually at

            CONFIDENTIAL TREATMENT OF REDACTED PORTIONS APPLIED FOR

any time before or after approval hereof by the Shareholders, but no amendment after approval by the Shareholders of Acorn shall be made which changes any of the principal terms of this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of Intek, Acorn and the Shareholders.

                                   ARTICLE 8

                                INDEMNIFICATION
                                ---------------

     8.1  Shareholders' General Indemnification Covenants.  Subject to the
          -----------------------------------------------
provisions of this ARTICLE 8, the Shareholders, jointly and severally in proportion to their respective ownership of the Acorn Shares as of the Closing Date, shall indemnify, defend, save and keep Intek and its affiliates (including Acorn), and their respective officers, directors, successors and assigns (collectively, the "Intek Indemnitees"), harmless against and from all liability, demands, claims, actions or causes of action, assessments, losses, fines, penalties, costs, damages and expenses, including without limitation, reasonable attorneys' fees, court costs and other fees, disbursements and expenses, including any diminution in the value of Acorn or the Acorn Shares held by Intek, (collectively "Damages"), sustained or incurred by any of the Intek Indemnitees as a result of, arising out or by virtue of any misrepresentations, breach of any warranty or representation, or non-fulfillment of any agreement or covenant on the part of Acorn or the Shareholders, whether contained in this Agreement, any Document or any exhibit or schedule hereto or thereto, or any written statement or certificate furnished or to be furnished to Intek pursuant hereto or in any closing document delivered by Acorn or the Shareholders to Intek in connection herewith. Such obligations apply regardless of the presence of a Third Party Claim (as defined below). For purposes of determining the amount of Damages for which indemnification is provided hereunder (but not for the purpose whether a breach of a representation, warranty or covenant has occurred), each of the representations, warranties and covenants made by any party in this Agreement or in any certificate or other instrument delivered pursuant hereto, including, without limitation, the Documents, shall be deemed to have been made without the inclusion of limitations or qualifications as to materiality such as the word "Material," if with the inclusion of such limitation or qualification the representation, warranty or covenant was breached.

     8.2  Procedures for Indemnification Pursuant to Section 8.1.
          ------------------------------------------------------

          8.2.1. Promptly following the receipt by a Intek Indemnitee of notice of a demand, claim, action, assessment or proceeding made or brought by a third party, including a governmental agency (a "Third Party Claim") or Intek receiving notice of the basis of a claim for Damages, the Intek Indemnitee receiving the notice of the Third Party Claim or knowledge of the basis for a claim: (i) shall notify the Shareholders of its existence, setting forth the facts and circumstances of which such Intek Indemnitee has received notice or knowledge; and (ii) if the Intek Indemnitee giving such notice is a person entitled to indemnification under this ARTICLE

            CONFIDENTIAL TREATMENT OF REDACTED PORTIONS APPLIED FOR

8 (an "Indemnified Party"), specifying the basis hereunder upon which the Indemnified Party's claim for indemnification is asserted; provided, however,
                                                           --------  -------
that a failure to provide prompt notification shall not prevent or prejudice a claim under this ARTICLE 8 except to the extent such failure has prejudiced the rights or defenses of the Shareholders.

          8.2.2. The Indemnified Party shall, upon reasonable notice by the Shareholders, tender the defense of a Third Party Claim to the Shareholders. If the Shareholders accept responsibility for the defense of a Third Party Claim, then the Shareholders shall have the right to contest, defend and litigate the Third Party Claim and shall have the exclusive right, in their discretion exercised in good faith and upon the advice of counsel, and subject to the consent of the Indemnified Party (which shall not be unreasonably withheld) to settle any such matter, either before or after the initiation of litigation, provided that at least ten (10) days prior to any such settlement, they shall
--------
give written notice of their intention to settle to the Indemnified Party. The Indemnified Party shall have the right to be represented by counsel at its own expense in any defense conducted by the Shareholders.

          8.2.3. Notwithstanding the foregoing, in connection with any settlement negotiated by the Shareholders, no Indemnified Party shall be required to: (i) enter into or be bound by or obligated under any settlement (a) that does not include the delivery by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect of such claim or litigation, (b) if the Indemnified Party shall, in writing to the Shareholders within the ten (10) day period prior to such proposed settlement, unreasonably withhold its consent with respect to such settlement proposal as contemplated by
Section 8.2.2, and desire to have the Shareholders tender the defense of such matter back to the Indemnified Party, or (c) that requires an Indemnified Party to take any unreasonable affirmative actions as a condition of such settlement; or (ii) consent to the entry of any judgment that does not include a full dismissal of the litigation or proceeding against the Indemnified Party with prejudice; provided, however, that should the Indemnified Party disapprove of a
           --------  -------
settlement proposal pursuant to clause (b) above, the Indemnified Party shall thereafter have all of the responsibility for defending, contesting and settling such Third Party Claim but shall not be entitled to indemnification by the Shareholders to the extent that, upon final resolution of such Third Party Claim, the Shareholders' liability to the Indemnified Party but for this proviso exceeds what the liability to the Indemnified Party would have been if the Shareholders were permitted to settle such Third Party Claim in the absence of the Indemnified Party exercising its right under clause (b) above.

          8.2.4.  If, in accordance with the foregoing provisions of this
Section 8.2, an Indemnified Party shall be entitled to indemnification against a Third Party Claim, and if the Shareholders shall fail to accept the defense of a Third Party Claim which has been tendered in accordance with this Section 8.2, the Indemnified Party shall have the right, without prejudice to its rights of indemnification hereunder, in its discretion exercised in good faith and upon the advice of counsel, to contest, defend and litigate such Third Party Claim, and may settle such Third Party Claim, either before or after the initiation of litigation, at such time and upon such

            CONFIDENTIAL TREATMENT OF REDACTED PORTIONS APPLIED FOR

terms as the Indemnified Party deems fair and reasonable, provided at least ten
(10) days prior to any such settlement, written notice of its intention to settle is given to the Shareholders. If, pursuant to this Section 8.2, the Indemnified Party defends or settles a Third Party Claim for which it is entitled to indemnification hereunder, as hereinabove provided, the Indemnified Party shall be reimbursed by the Shareholders for the reasonable attorneys' fees, expert fees and other expenses of defending the Third Party Claim which are incurred from time to time, forthwith following the presentation to Shareholders of itemized bills for said attorneys' fees, court costs and other expenses. No failure by the Shareholders to acknowledge in writing their indemnification obligations under this ARTICLE 8 shall relieve them of such obligations to the extent they exist.

     8.3  Certain Information.  The parties hereto shall furnish or cause to be
          -------------------
furnished to each other (at reasonable times and at no charge) upon request as promptly as practicable such information (including access to books and records) pertinent to Acorn, the Shareholders, or Intek and assistance relating to Acorn or Intek as is reasonably necessary for the preparation, review and audit of financial statements, the preparation, review, audit and filing of any Tax Return, the preparation for any audit or the prosecution or defense of any claim, suit or proceeding relating to any proposed adjustment or which may result in Shareholders or Intek being liable under the indemnification provisions of this ARTICLE 8.

     8.4  Release by Shareholders.  Shareholders, as of the Closing Date, hereby
          -----------------------
release and discharge Acorn and its officers and directors from, and agree and covenant that in no event will Shareholders commence any litigation or other legal or administrative proceeding against, Acorn or any of its officers or directors, either in law or equity, relating to any and all claims and demands, known and unknown, suspected and unsuspected, disclosed and undisclosed, for damages, actual, consequential, or otherwise, past, present and future, arising out of or in any way connected with their ownership of the equity securities of Acorn or any employment or consulting relationship (other than for wages or employee benefits accrued but not yet paid, or under debts for borrowed money as listed on a Schedule hereto) prior to or at the Closing Date. Except for this Agreement and the agreements entered into hereunder, as of the Closing without further action, all shareholders, voting, preemptive, buy-sell, first refusal or similar rights, employment or consulting rights, by agreement or statute, of a Shareholder of Acorn, shall terminate as to securities of Acorn and as to Acorn. This Section shall in no way release, waive or extinguish claims that any Shareholder or Acorn has or will have against Intek arising in the past, present or future, including under this Agreement and the agreements entered into hereunder.

     8.5  Indemnification by Intek.  Subject to the provisions of this ARTICLE
          ------------------------
8, Intek agrees to indemnify, defend and hold each of the Shareholders harmless against, and will reimburse the Shareholders on demand for, any Damages (as defined in Section 8.1) sustained or incurred by any of the Shareholders as a result of, arising out of or by virtue of any misrepresentation, breach of any warranty or representation, or non-fulfillment of any agreement

            CONFIDENTIAL TREATMENT OF REDACTED PORTIONS APPLIED FOR

or covenant on the part of Intek, whether contained in this Agreement, any Document or any exhibit or schedule hereto or thereto or any written statement or certificate furnished or be to furnished to Intek pursuant hereto or in any Document delivered by Intek to Acorn or the Shareholders in connection herewith. The procedures set forth in Sections 8.2 and 8.3 shall be applied mutatis
                                                                  -------
mutandis to any claim under this Section by a Shareholder, and the Shareholders
--------
shall be the "Intek Indemnitees" and "Indemnified Party" for such purposes and Intek shall be the "Shareholders." Such obligations apply regardless of the presence of a Third Party Claim.

    8.6  Exclusive Remedy.  The remedies provided in this ARTICLE 8 are, to the
         ----------------
extent permitted by law, the sole and exclusive remedies related to representations, warranties or covenants made or to be performed at or before the Closing, and there are no other remedies otherwise available to any of the parties, for any claim by one party against any other party under this Agreement or with respect to the transactions contemplated by it related to representations, warranties or covenants made or to be performed at or before the Closing, except for equitable injunctive relief. No party shall make any claim under any theory, in tort, contract, statute or otherwise, which could not be brought directly hereunder due to the time or dollar limitations set forth in
Section 8.8.

    8.7  No Rights of Shareholders Against Acorn.  No Shareholder has any claim
         ---------------------------------------
or cause of action, directly, by contribution, by subrogation or otherwise, against Acorn for any matter for which a Shareholder must provide indemnification, defense or hold harmless hereunder or under any other document or agreement.

    8.8  Limits on Indemnification; Escrow.
         ---------------------------------

                    8.8.1. Neither Intek, Acorn nor the Shareholders shall assert any claim for indemnification hereunder against the other until such time as, and solely to the extent that, the aggregate of all claims which such party may have against the other shall exceed $75,000 (the "Indemnification Threshold"). For purposes of determining whether a claim is subject to indemnification under this ARTICLE 8, and counted toward the Indemnification Threshold, claims which in the aggregate are Material shall be counted toward the Indemnification Threshold and indemnifiable hereunder even if any such claims individually are not Material.

                    8.8.2. No indemnification payment hereunder shall exceed the aggregate maximum Purchase Price payable hereunder in cash and Intek Shares, valued at $3.00 per share (adjusted for stock splits, stock dividends, stock combinations, and recapitalizations, and without adjustment for the Spider spin off), whether actually paid or not as of the date of the claim for indemnification, such amount to be calculated net of Taxes payable on receipt of such cash and Intek Shares less any Tax benefit as a result of the indemnification payment.

                    8.8.3.  Key Shareholders' Escrow.  Intek and the Key
                            ------------------------

            CONFIDENTIAL TREATMENT OF REDACTED PORTIONS APPLIED FOR

Shareholders shall enter into an agreement in the form of Exhibit 8.8.3 with a mutually agreed upon escrow agent for the creation of an interest-bearing escrow account (the "Escrow") into which an amount equal to ten percent (10%) of the Purchase Price paid (exclusive of the Base Consideration) within the a period expiring fifteen (15) months after the Closing (the "Escrow Consideration") will be placed. The Escrow Consideration will be held in the Escrow until the expiration of eighteen (18) months after the Closing, at which time the portion of the Escrow Consideration which remains in the Escrow and is not reserved against for the payment of any indemnification claims made by Intek prior to such expiration, along with accrued interest and less the cost of establishing and maintaining the Escrow, shall be disbursed to the Key Shareholders according to each Key Shareholder's proportionate ownership of such Escrow Consideration as of such date of disbursement. Intek shall make claims initially against, and such claims shall be paid by, the Escrow and only after that Escrow Consideration has been exceeded will a claim be made against the Key Shareholders.

                    8.8.4. Indemnity obligations hereunder may be satisfied through the payment of cash or the delivery of Intek Shares, or a combination thereof. Solely for purposes of calculating the value of the Intek Shares received or delivered pursuant hereto for indemnification purposes (including for purposes of determining the Indemnification Threshold and the amount of any indemnity paid), Intek Shares shall be valued at $3.00 per share (adjusted for stock splits, stock dividends, stock combinations, and recapitalizations, and without adjustment for the Spider spin off).

                    8.8.5. Intek shall have the right, upon written notice, to offset indemnification amounts due to it pursuant to this Agreement against payments due to the Shareholders under this Agreement or any contract contemplated by, or referred to in, this Agreement except for Base Compensation payable under and as defined in the Employment Agreements.

                    8.8.6. Notwithstanding any other term of this Agreement, no Shareholder shall be liable under this Section 8.8 for an amount which exceeds the amount of proceeds received by such Shareholders in cash and Intek Shares, valued at $3.00 per share (as adjusted pursuant to Section 8.8.4), in connection with the sale of the Acorn stock.

                    8.8.7. The foregoing limitations on damages do not apply to violations of Sections 5.11 ("Confidentiality") or 5.12 ("Covenant Not to Compete").

                                   ARTICLE 9

                                 MISCELLANEOUS
                                 -------------

     9.1  Notice.  Any notice required or permitted hereunder shall be in
          ------
writing and shall be sufficiently given if (i) personally delivered, (ii) mailed by certified or registered United

            CONFIDENTIAL TREATMENT OF REDACTED PORTIONS APPLIED FOR

States mail, return receipt requested, or (iii) sent by recognized air express courier for next business day delivery, addressed as follows:

          If to Intek:                 Intek Information Inc.
                                       5619 DTC Parkway, 12/th/ Floor
                                       Englewood, CO 80111
                                       Attn: Timothy C. O'Crowley
                                       Telephone: (303) 357-3000
                                       Facsimile: (303) 323-4213

          Copy to:                     Chrisman, Bynum & Johnson, P.C.
                                       1900 15th Street
                                       Boulder, CO 80302
                                       Attn: G. James Williams, Jr.
                                       Telephone: (303) 546-1300
                                       Facsimile: (303) 449-5426

          If to the Key Shareholders:  Acorn Information Services, Inc.
                                       4 Corporate Drive
                                       Shelton, CT 06484
                                       Telephone: (800) 279-3889
                                       Facsimile: (203) 225-7610

          Copy to:                     Wiggin & Dana
                                       Three Stamford Plaza
                                       Stamford, CT 06901
                                       Attn: William A. Perrone
                                       Telephone: (203) 363-7604
                                       Facsimile: (203) 363-7676

          If to the Richard Wayne:     Richard Wayne
                                       55 Valley Road
                                       Easton, CT
                                       Telephone:
                                       Facsimile:

(or to such other address as any party shall specify by written notice so given), and shall be deemed to have been delivered as of the date so personally delivered, three business days after so mailed, or one business day after the date delivered to the air express courier.

     9.2  Execution of Additional Documents.  The parties hereto will at any
          ---------------------------------
time, and from time to time after the Closing Date, upon reasonable request of the other party, execute,

            CONFIDENTIAL TREATMENT OF REDACTED PORTIONS APPLIED FOR

acknowledge and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be required to carry out the intent of this Agreement, and to transfer and vest title to any securities being transferred hereunder, and to protect the right, title and interest in and enjoyment of all of the securities transferred, delivered and conveyed pursuant to this Agreement; provided, however, that this Agreement shall be effective
                   --------
regardless of whether any such additional documents are executed.

     9.3  Binding Effect; Benefits.  This Agreement shall be binding upon and
          ------------------------
shall inure to the benefit of the parties hereto and their respective heirs, successors, executors, administrators and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     9.4  Entire Agreement.  This Agreement, together with the exhibits,
          ----------------
schedules and other documents contemplated hereby, constitute the final written expression of all of the agreements between the parties, and is a complete and exclusive statement of those terms. It supersedes all understandings and negotiations concerning the matters specified herein. Any representations, promises, warranties or statements made by either party that differ in any way from the terms of this Agreement and the exhibits, schedules and other documents contemplated hereby, shall be given no force or effect. The parties specifically represent, each to the other, that there are no additional or supplemental agreements between them related in any way to the matters herein contained unless specifically included or referred to herein. No addition to or modification of any provision of this Agreement shall be binding upon any party unless made in writing. This Agreement does not, however, supersede the Bridge Loan, or the security agreement and personal guarantees execution in connection therewith, nor does it supersede Standstill Agreement, dated June 4, 1999, between Acorn and Intek, which is incorporated herein by reference.

     9.5  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Colorado exclusive of the conflict of law provisions thereof.

     9.6  Arbitration; Consent to Jurisdiction.  Except as provided below in
          ------------------------------------
this paragraph, any and all disputes arising under or related to this Agreement shall be submitted to binding arbitration before the American Arbitration Association ("AAA") in accordance with its rules of Commercial Arbitration. The decision of the arbiter shall be final and binding upon the parties, and it may be entered in any court of competent jurisdiction. The arbitration shall take place in Chicago, Illinois. The arbiter shall be bound by the laws of the State of Colorado applicable to all relevant privileges and the attorney work product doctrine. The arbiter shall have the power to grant equitable relief where applicable under Colorado law and shall not be entitled to make an award of punitive damages. The arbiter

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            CONFIDENTIAL TREATMENT OF REDACTED PORTIONS APPLIED FOR

shall issue a written opinion setting forth its decision and the reasons therefor within thirty (30) days after the arbitration proceeding is concluded. The obligation of the parties to submit any dispute arising under or related to this Agreement to arbitration as provided in this Section shall survive the expiration or earlier termination of this Agreement. Notwithstanding the foregoing, any party may seek an injunction or other appropriate relief from a court of competent jurisdiction to preserve or protect the status quo with respect to any matter pending conclusion of the arbitration proceeding, but no such application to a court shall in any way be permitted to stay or otherwise impede the progress of the arbitration proceeding.

          The Shareholders, Intek, and Acorn hereby consent to the jurisdiction of the AAA and the courts of the State of Illinois and the United States District Courts for the Northern District of Illinois, as well as to the jurisdiction of all courts from which an appeal may be taken from such courts, for the purpose of any arbitration, suit, action or other proceeding arising out of any of their obligations arising hereunder or with respect to the transactions contemplated hereby and expressly waive any and all objections they may have as to venue in any of such courts.

     9.7  Attorneys' Fees and Costs.  In the event of any arbitration or
          -------------------------
litigation being filed or instituted between two or more of the parties concerning this Agreement, the Prevailing Party will be entitled to receive from the other party or parties its attorneys' fees, experts' fees, costs and expenses, whether or not such controversy, claim or action is prosecuted to judgment or other form of relief. The "Prevailing Party" is that party which is awarded judgment or other legal or equitable relief as a result of trial or arbitration, or who receives or is entitled to receive a payment of money from the other party in settlement of claims asserted by such party. If both parties receive a judgment or other award of relief, the court or the arbiter shall determine which party is the Prevailing Party, taking into consideration the merits of the claims asserted by each party, the relative values of the judgments or other forms of relief received by each party, and the relative equities between the parties.

     9.8  Survival.  All of the terms, covenants, conditions, warranties and
          --------
representations contained in this Agreement and any Document shall survive the execution hereof and the Closing hereunder in accordance with their terms and all representations and warranties shall survive for forty (40) months following the Closing.

     9.9  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

     9.10 Headings.  Headings of the Sections of this Agreement are for the
          --------
convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

     9.11 Waivers.  Intek, the Shareholders, or Acorn may, by written notice
          -------
to the other: (i) extend the time for the performance of any of the obligations or other actions of the other under

            CONFIDENTIAL TREATMENT OF REDACTED PORTIONS APPLIED FOR

this Agreement; (ii) waive any inaccuracies in the representations or warranties of the other contained in this Agreement or in any document delivered pursuant to this Agreement; (iii) waive compliance with any of the conditions or covenants of the other contained in this Agreement; or (iv) waive performance of any of the obligations of the other under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder nor as a waiver of any claim for breach of representation, warranty or covenant.

     9.12  Merger of Documents.  This Agreement and all agreements and
           -------------------
documents contemplated hereby constitute one agreement and are interdependent upon each other in all respects.

     9.13  Incorporation of Exhibits and Schedules.  All exhibits and schedules
           ---------------------------------------
attached hereto are by this reference incorporated herein and made a part hereof for all purposes as if fully set forth herein.

     9.14  Severability.  If for any reason whatsoever any one or more of the
           ------------
provisions of this Agreement shall be held or deemed to be inoperative, unenforceable or invalid as applied to any particular case or in all cases, such circumstances shall not have the effect of rendering such provision invalid in any other case or of rendering any of the other provisions of this Agreement inoperative, unenforceable or invalid.

     9.15  Assignability.  Neither this Agreement nor any of the parties'
           -------------
rights or obligations hereunder shall be assignable by any party hereto without the prior written consent of the other parties hereto. No assignment shall relieve a party of its obligations hereunder.

     9.16  No Action for Failure to Deliver Opinions, Etc.  No party shall have
           ----------------------------------------------
any claim or right of action against the legal counsel or accountants of the other party for the failure or refusal of such counsel or accountants to deliver any opinion, certification or letter requested hereunder.

            CONFIDENTIAL TREATMENT OF REDACTED PORTIONS APPLIED FOR

     9.17  Effectiveness of Agreement. Notwithstanding any other provision
           --------------------------
herein, the parties acknowledge and agree that for consolidated financial accounting purposes and for purposes of calculating EBITDA against the Minimum EBITDA Targets, the effective date of this Agreement, and the transactions contemplated herein, shall be deemed to be October 1, 1999. For all other purposes, including the indemnification obligations and the date as of which representations and warranties are made hereunder, this Agreement shall become effective and binding on the parties hereto on the date when signed and delivered by each of the parties hereto. There are no third party beneficiaries of this Agreement.

     9.18  Reference to Shareholders Agreement.  This Agreement refers to the
           -----------------------------------
Shareholders Agreement. The parties acknowledge that they have reviewed and understand the Shareholders Agreement, including, without limitation, the provisions regarding amendment and termination, and that the Shareholders Agreement may be amended from time to time or may be terminated in accordance with the terms of the Shareholders Agreement and Section 2.2.5 herein, whether before or after the time Intek Shares are issued.

     9.19  Action by Shareholders. Any consent, approval or similar act which
           ----------------------
requires the act of the "Shareholders" or the "Key Shareholders" is authorized if approved by those Shareholders holding 80% or more of the Acorn Shares before the Closing.

     9.20  Shareholder Family LLC's.  Notwithstanding anything to the contrary
           ------------------------
herein, certain Shareholders have transferred their Acorn Shares to the limited liability companies listed on the signature page hereof for estate planning purposes (the "Shareholder Family LLC's"). All ownership interests of the Shareholder Family LLC's are held by the respective Shareholder and his or her spouse, lineal descendents and/or immediate family members, and no transfer, assignment or disposition of any membership or ownership interest in, or admission of new members to, a Shareholder Family LLC, other than to the spouse, line descendent and/or immediate family members of the respective Shareholder, may be made without the prior written consent of Intek. All of the rights of the respective Shareholder hereunder shall inure to, and all of the obligations (including the indemnification obligations under ARTICLE 8) of the respective Shareholder hereunder shall bind, the Shareholder Family LLC, and any permitted assignees thereof, to which a Shareholder Transferred his or her Acorn Shares. The Shareholder Family LLC's shall execute and deliver a copy of the Shareholders Agreement upon receipt of any Intek Shares hereunder.



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                                      57

            CONFIDENTIAL TREATMENT OF REDACTED PORTIONS APPLIED FOR

     IN WITNESS WHEREOF, the parties hereby execute this Share Purchase Agreement as of the date first written above.


INTEK INFORMATION, INC.,             ACORN INFORMATION SERVICES, INC.,
a Delaware corporation               a Delaware corporation


By: __________________________       By: ___________________________
    Timothy O'Crowley, President         Venkat Sharma, President

By: __________________________       By: ___________________________
Its:   Secretary                     Its:  Assistant Secretary



                                     KEY SHAREHOLDERS:

                                     _______________________________
                                     Venkat Sharma


                                     _______________________________
                                     Shoba Murali


                                     _______________________________
                                     Raja Ramnarayan


                                     _______________________________
                                     Sunil Gupta


                                     SHAREHOLDER

                                     _______________________________
                                     Richard Wayne

                                      58
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            CONFIDENTIAL TREATMENT OF REDACTED PORTIONS APPLIED FOR

                                  SHAREHOLDER FAMILY LLC'S:


                                  Sharma Family LLC

                                  By:  _________________________________

                                  Its: _________________________________

                                  Murali Family LLC

                                  By:  _________________________________

                                  Its: _________________________________


                                  Ramnarayan Family LLC


                                  By:  _________________________________

                                  Its: _________________________________

                                      59